EXECUTION COPY

                                   EXHIBIT 2.1


                          Agreement And Plan Of Merger


                                  By and Among

                          Nemetschek AKTIENGESELLSHAFT,


                             DGI ACQUISITION CORP.,


                                       and


                              diehl graphsoft, inc.


                          Dated as of February 18, 2000








                                   53823/9

                                       iv
                                Table of Contents
                                      Page

                                    Article I
                                   DEFINITIONS

Section 1.01.     Terms Defined in this Section...............................1

                                   Article II
                                   THE MERGER

Section 2.01.     The Merger; Effective Time..................................7
Section 2.02.     Closing.....................................................7
Section 2.03.     Effective Time..............................................7
Section 2.04.     Effect of the Merger........................................7

                                   Article III
                            THE SURVIVING CORPoration

Section 3.01.     Name........................................................7
Section 3.02.     Articles of Incorporation and Bylaws........................7
Section 3.03.     Officers and Directors......................................8
Section 3.04.     Additional Actions..........................................8

                                   Article IV
         MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF SECURITIES

Section 4.01.     Merger Consideration........................................8
Section 4.02.     Payment.....................................................9
Section 4.03.     Closing of the Company's Transfer Books....................10
Section 4.04.     No Splits, Etc.............................................10
Section 4.05.     Treatment of Options.......................................11
Section 4.06.     Lost, Stolen or Destroyed Certificates.....................11
Section 4.07.     Dissenting Shares..........................................11

                                    Article V
                  REPRESENTATIONS AND WARRANTIES OF the Company

Section 5.01.     Organization...............................................11
Section 5.02.     Authorization; Enforceability..............................12
Section 5.03.     Conflicts..................................................12
Section 5.04.     Consents and Approvals.....................................12
Section 5.05.     Anti-takeover Provisions Inapplicable......................13
Section 5.06.     Capitalization.............................................13
Section 5.07.     Subsidiaries. .............................................13
Section 5.08.     Financial Statements; No Material Adverse Change...........14
Section 5.09.     SEC Reports................................................15
Section 5.10.     Compliance with Laws; Permits..............................15
Section 5.11.     Litigation.................................................15
Section 5.12.     Compensation and Employee Matters..........................16
Section 5.13.     Employee Benefit Plans; Labor Matters......................16
Section 5.14.     Tax Matters................................................18
Section 5.15.     Real Property Owned or Leased..............................19
Section 5.16.     Undisclosed Liabilities....................................19
Section 5.17.     Absence of Certain Changes or Events.......................19
Section 5.18.     Assets.....................................................20
Section 5.19.     Books and Records. ........................................21
Section 5.20.     Proxy Statement............................................21
Section 5.21.     Brokers and Finders........................................21
Section 5.22.     Full Disclosure............................................21
Section 5.23.     Environmental Matters......................................22
Section 5.24.     Insurance Disclosure.......................................22
Section 5.25.     Year 2000 Compliance.......................................23
Section 5.26.     Material Agreements........................................23
Section 5.27.     Intellectual Property......................................23
Section 5.28.     Absence of Certain Business Practices......................25
Section 5.29.     Affiliate Transactions.....................................26

                                   Article VI
          REPRESENTATIONS AND WARRANTIES OF NEMETSCHEK AND ACQUISITION

Section 6.01.     Organization...............................................26
Section 6.02.     Authorization; Enforceability..............................26
Section 6.03.     Conflicts..................................................27
Section 6.04.     Consents and Approvals.....................................27
Section 6.05.     Anti-takeover Provisions Inapplicable......................27
Section 6.06.     No Prior Activities; Assets of Acquisition.................27
Section 6.07.     Compliance with Laws.......................................27
Section 6.08.     Litigation.................................................28
Section 6.09.     Proxy Statement............................................28
Section 6.10.     Financing..................................................28
Section 6.11.     Brokers and Finders. ......................................28

                                   Article VII
                     COVENANTS AND AGREEMENTS OF THE PARTIES

Section 7.01.     Conduct of the Business....................................29
Section 7.02.     Officers and Employees.....................................31
Section 7.03.     Meeting of Stockholders....................................32
Section 7.04.     Proxy Materials............................................32
Section 7.05.     Filings; Other Action......................................32
Section 7.06.     Access to Information......................................33
Section 7.07.     Intellectual Property Rights...............................33
Section 7.08.     Notice of Certain Events...................................33
Section 7.09.     Certain Actions. ..........................................34
Section 7.10.     Current Information........................................35
Section 7.11.     Indemnification............................................35
Section 7.12.     Stock Transfer Agreement...................................36

                                  Article VIII
                            CONDITIONS TO THE MERGERS

Section 8.01.     Conditions to Each Partys Obligations......................36
Section 8.02.     Additional Conditions to Obligation of Nemetschek and
                  Acquisition................................................37
Section 8.03.     Additional Conditions to Obligation of the Company.........39

                                   Article IX
                                   TERMINATION

Section 9.01.     Termination................................................40
Section 9.02.     Notice.....................................................41
Section 9.03.     Effect of Termination......................................41
Section 9.04.     Termination Fee............................................41

                                    Article X
                               GENERAL PROVISIONS

Section 10.01.    Expenses...................................................42
Section 10.02.    Notices, Etc...............................................42
Section 10.03.    Binding Effect; No Assignment..............................43
Section 10.04.    Entire Agreement...........................................43
Section 10.05.    Remedies Cumulative; Specific Performance..................43
Section 10.06.    Waiver.....................................................43
Section 10.07.    No Third-Party Beneficiaries...............................44
Section 10.08.    Governing Law..............................................44
Section 10.09.    Section Headings; Interpretation...........................44
Section 10.10.    Severability...............................................44
Section 10.11.    Amendment..................................................44
Section 10.12.    Further Assurances.........................................45
Section 10.13.    Public Announcements.......................................45
Section 10.14.    Exhibits and Schedules.....................................45
Section 10.15.    Counterparts...............................................45
Section 10.16.    Non-Survival of Representations and Warranties.............45

EXHIBITS
         Exhibit A:        Employment Agreement
         Exhibit B:        Escrow Agreement
         Exhibit C:        Support Agreement

SCHEDULES
         Schedule 5.07         Subsidiaries
         Schedule 5.13:        Employee Benefit Plans
         Schedule 5.14:        Tax Matters
         Schedule 5.15:        Real Property
         Schedule 5.16:        Undisclosed Liabilities
         Schedule 5.17:        Absence of Certain Changes
         Schedule 5.18:        Assets
         Schedule 5.23:        Environmental
         Schedule 5.26:        Material Agreements
         Schedule 5.27:        Intellectual Properties
         Schedule 5.29:        Affiliate Transactions



3823/9

                                       45



53823/9

                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (this Agreement ) is dated as of February 18, 2000 and is by and between NEMETSCHEK AKTIENGESELLSHAFT, a German corporation ( Nemetschek ), DGI ACQUISITION CORP., a Maryland corporation ( Acquisition ), and DIEHL GRAPHSOFT, INC., a Maryland corporation ( the Company ).
                                    RECITALS

     WHEREAS, the respective Board of Directors of each of Nemetschek, Acquisition, and the Company has determined that it is in the best interests of Nemetschek, Acquisition and the Company and their respective stockholders for Acquisition and the Company to merge pursuant to applicable law, with the Company being the surviving entity; and
     WHEREAS, Nemetschek, Acquisition, and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the Merger.
     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                                   DEFINITIONS
     Section 1.01. ....Terms Defined in this Section. As used in this Agreement, the following terms shall have the respective meanings set forth below:
          Acquisition  shall have the meaning set forth in the Preamble.

     Acquisition Proposal shall have the meaning set forth in Section 7.09(a). Affiliate shall have the meaning set forth in Rule 12b-2 under the Exchange Act.
          Agreement  shall have the meaning set forth in the Preamble.

     Articles of Merger shall mean the articles of merger with respect to the Merger containing the provisions required by, and executed in accordance with, MGCL Sections 3-107 and 3-109.

     Authorization shall mean any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Authority.
         Business Combination shall have the meaning set forth in Section 4.04. Business Day shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The Federal Republic of Germany or in the State of Maryland.

          Company Permits shall have the meaning set forth in Section 5.10 Company Common Stock shall mean the common stock, par value 0.01 per share, of the Company.
     Company Stockholders shall mean the stockholders of Company Common Stock. Closing shall mean the closing of the Merger.

          Closing Date  shall mean the date on which the Closing occurs.

          Code  shall mean the Internal Revenue Code of 1986, as amended.

          Company  shall have the meaning set forth in the Preamble.

          Company Option Plan shall have the meaning set forth in Section 5.06. Disclosure Schedule shall mean the schedule executed and delivered by the Company and Nemetschek and Acquisition concurrently with the execution hereof and that sets forth exceptions to the representations and warranties contained herein and contains certain other information required hereby.
          Disbursing Agent  shall have the meaning set forth in Section 4.02.

     Dissenting Shares shall mean shares of Company Common Stock outstanding immediately prior to the Effective Time and held by holders who have not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the applicable provisions of the MGCL.

          Effective Time shall have the meaning set forth in Section 2.03. Employment Agreement shall mean that certain Employment Agreement, dated the date of the Effective Time, and substantially in the form of Exhibit A. Environmental Claim shall mean any written notice, claim, demand, action, suit, complaint, proceeding that has been served upon or delivered or otherwise transmitted to the party in question, by any Person alleging material Environmental Liabilities or potential material Environmental Liabilities.
     Environmental Laws shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ( CERCLA ); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. 5101 et seq.); the Federal Insecticide Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. 2601 et seq.); the Clean Air Act (42 U.S.C. 7401 et seq.); the Occupational Safety and Health Act (29 U.S.C. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C.
     300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.
     Environmental Liabilities shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property. Environmental Permits shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

          ERISA  shall have the meaning set forth in Section 5.13(a).

          ERISA Affiliate  shall have the meaning set forth in Section 5.13.

     Escrow Agreement shall mean that certain Escrow Agreement, dated the Closing Date and substantially in the form of Exhibit B.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder and as in effect from time to time.

          FBW  shall mean Ferris, Baker Watts, Incorporated.

     Financial Statements shall have the meaning set forth in Section 5.08(a).

     Governmental Authority shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or other securities trading system.

     Hazardous Material shall mean any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a solid waste, hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, pollutant, contaminant, hazardous constituent, special waste, toxic substance or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.
     HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder and as in effect from time to time.
     Intellectual Property shall mean any and all patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, tradenames, tradename applications and registrations, trade dress, Internet domain names, URL's, copyrights, copyright applications and registrations, mask work, mask work applications, licenses, logos, corporate and partnership names, and customer lists, proprietary processes, formulae, inventions, trade secrets, secret processes, computer programs, databases, data collections, know-how, confidential information, development tools and other proprietary rights, and all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures, and any similar or equivalent rights to any of the foregoing anywhere in the world.

     Internal MIS Systems and Facilities shall mean any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of the applicable parties business by or on behalf of such party, including the Company's payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, e-mail systems, and Intranets.

     Knowledge shall mean the terms knowledge and aware and any derivatives thereof and, when applied to any party to this Agreement, shall refer to the knowledge or awareness, as the case may be, which such party or, if applicable, any director, senior or executive officer thereof (or consultant performing similar functions) has, or reasonably should have had, given such partys official position and after reasonable due inquiry of the other officers, directors, and/or employees of such party.
     Lien shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, claim, easement, transfer restriction, lien (statutory or otherwise) or security agreement of any kind or nature whatsoever.

     Material Adverse Effect shall mean as to any Person, a material adverse effect on or change in the business, properties, operations, assets or condition (financial or other) or prospects of such Person that is, or that a reasonably prudent Person would believe will be, materially adverse to the business, properties, operations, assets, or conditions (financial or otherwise) or prospects of such Person.
     Material Agreement shall mean any contract, lease, restriction, agreement, instrument or commitment to which the Company is a party or by which its properties are bound (i) which provides for the Company to receive or commits the Company to expend, 25,000 (including cash or the fair market value of non-cash assets) or more in the aggregate in any 12-month period or 25,000 or more in the aggregate over any period, (ii) which if breached by any party thereto would result in liability or loss to the Company of 25,000 or more in the aggregate, or (iii) which is a stockholders agreement relating to the Company, partnership agreement, joint venture agreement or other agreement pursuant to which the Company has an equity interest in any Person or any Person has an equity interest in the Company.

         Merger Consideration shall have the meaning set forth in Section 4.01. MGCL shall mean the General Corporation Law of the State of Maryland, as amended and in effect from time to time.
          Merger shall mean the merger of Acquisition with and into the Company.

          Nemetschek  shall have the meaning set forth in the Preamble.

          Option  shall have the meaning set forth in Section 4.05.

          Order   shall have the meaning set forth in Section 8.01(e).

          Ordinary course of business shall mean the ordinary course of business consistent with past practice (including with respect to quantity and frequency).
          PBGC  shall have the meaning set forth in Section 5.13.

          Permitted Liens shall mean (a) statutory Liens, including mechanics, carriers, workmens, repairmens and other similar liens, arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (b) Liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and
          (c) Liens and defects in title that in the aggregate do not have a Material Adverse Effect.
          Person shall mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint stock company, Governmental Authority, joint venture, or other legal entity of any kind.
          Plans  shall have the meaning set forth in Section 5.13.

          Proxy Statement  shall have the meaning set forth in Section 5.04.

          Release shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

          SDAT shall mean the State Department of Assessment and Taxation of the State of Maryland.
          SEC shall mean the Securities and Exchange Commission and any successor entity.
          SEC Documents  shall have the meaning set forth in Section 5.09.

          Securities Act shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder and as in effect from time to time.

          Stockholders Meeting shall have the meaning set forth in Section 5.04.

          Subsidiary shall mean as to any Person, any other Person of which at the time of determination the first Person owns or controls, directly or indirectly, more than 50% of the outstanding common stock.
          Support Agreement shall mean that certain Support Agreement, dated the date hereof, and substantially in the form of Exhibit C.

          Surviving Corporation shall have the meaning set forth in Section 2.03(b).
          Tax or Taxes means all net income, capital gains, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, or windfall profit taxes, customs duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts imposed by any Taxing Authority.
          Tax Return shall mean any return, declaration of estimated tax, tax report, customs declaration, claim for refund or information return or statement relating to Taxes, including any amendment thereto.
          Taxing Authority  shall have the meaning set forth in Section 5.14(a).

          Year 2000 Compliant means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing, and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000 except as could not reasonably be expected to have a Material Adverse Effect as to the party at issue.



                                   THE MERGER

          Section 1.02. ....The Merger; Effective Time. Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Acquisition shall be merged with and into the Company in accordance with Section 3-102 of the MGCL, with the Company being the surviving corporation, whereupon the separate corporate existence of Acquisition shall cease and the Company shall continue its corporate existence under the laws of the State of Maryland (the Merger ).

          Section 1.03. ....Closing. Subject to Article X and the fulfillment or waiver of the conditions set forth in Article VIII, the Closing shall take place at (i) the offices of Brown & Wood llp, 1666 K Street, N.W., Washington, D.C., at 10:00 a.m., as promptly as practical (and in any event within two Business Days) following the fulfillment or waiver of the conditions set forth in Article VIII (other than conditions which by their nature are intended to be fulfilled at the Closing), or (ii) such other place or time or on such other date as the parties may mutually agree in writing or as the parties may mutually agree is necessary to permit the fulfillment or waiver of the conditions set forth in Article VIII.

          Section  1.04.   ....Effective   Time.  (a)  In  accordance  with  the
          applicable provisions of the MGCL, the Merger shall become effective (the Effective Time ) on the date and at the time of the filing of the Articles of Merger with respect to the Merger with the State Department of Assessment and Taxation (the SDAT ) of the State of Maryland, or at such later time, not later than five Business Days thereafter, as may be specified in the Articles of Merger.

          (b) The Company, as the surviving corporation of the Merger, shall be referred to herein as Surviving Corporation. In accordance with the applicable provisions of the MGCL, all the rights, privileges, powers, immunities, purposes and franchises of the Company and Acquisition shall vest in Surviving Corporation and all debts, liabilities, obligations, and duties of the Company and Acquisition shall become the debts, liabilities, obligations, and duties of Surviving Corporation. For Tax purposes, the parties agree that the Effective Time shall be deemed to occur after the close of business on the date on which the Effective Time occurs, and no party hereto shall take a position inconsistent therewith, except as may be required by law.

          Section  1.05.  ....Effect  of the Merger.  The Merger  shall have the effects set forth in Section 3-114 of the MGCL.


                            THE SURVIVING CORPoration

          Section 1.06. ....Name. The name of the Surviving Corporation shall be
          Diehl Graphsoft, Inc. or such other name as may be approved by the stockholders of the Surviving Corporation.

          Section 1.07.  ....Articles of Incorporation and Bylaws.  The Articles
          of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation unless and until amended in accordance with their terms and applicable law.

          Section  1.08.  ....Officers  and  Directors.  (a) The officers of the
          Company immediately prior to the Effective Time shall continue as the officers of Surviving Corporation and shall remain officers thereof until their successors are duly elected and qualified or their prior resignation, removal or death.

          (b) The directors of Acquisition immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation and shall remain directors thereof until their successors are duly elected and qualified or their prior resignation, removal or death.

          Section  1.09.  ....Additional  Actions.  If,  at any time  after  the
          Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions, things or documentation is necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its respective right, title or interest in, to or under any of the rights, properties or assets of Acquisition, or otherwise to carry out the terms or purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition all such deeds, bills of sale, assignments and assurances or other documentation and to take and do, in the name and on behalf of the Company or Acquisition all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purpose of this Agreement.


                       MERGER CONSIDERATION; CONVERSION OR
                           CANCELLATION OF SECURITIES

          Section 1.10. ....Merger  Consideration.  As of the Effective Time, by
          virtue of the Merger and without any action on the part of any shareholder of the Company or Acquisition:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by Nemetschek, the Company, or any wholly-owned subsidiary of Nemetschek (including Acquisition) or the Company shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
          (b) Each share of Company Common Stock held in treasury by the Company immediately prior to the Effective Time shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversions thereof and no consideration shall be issued in exchange therefor.

          (c) Each issued and outstanding share of Company Common Stock, other than those to which Section 4.01(a)-(b) applies and other than any Dissenting Shares shall be converted into and represent the right to receive 9.50 cash, without interest thereon (such amount of cash being referred to herein as the Merger Consideration ).
          (d) Subject to Section 4.07, each Dissenting Shares shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the MGCL.
          (e) Each issued and outstanding share of common stock of Acquisition shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation

          Section  1.11.  ....Payment.  (a) Pursuant to an agreement in form and substance acceptable to Nemetschek and the Company to be entered into prior to the Effective Time between Nemetschek and a disbursing agent selected by Nemetschek and reasonably acceptable to the Company (the Disbursing Agent ), at the Effective Time, Nemetschek and/or Acquisition shall make available to the Disbursing Agent the aggregate amount of cash to which holders of shares of Company Common Stock (other than Dissenting Shares) shall be entitled pursuant to Section 4.01(c). The agreement with the Disbursing Agent shall provide for reasonable investment of the cash as directed by Nemetschek and all investment income shall be paid to Nemetschek. Notwithstanding the foregoing, the Company and Nemetschek agree that, at the Effective Time, the Company shall make available to the Disbursing Agent from cash on hand at the Company, unless otherwise agreed by Nemetschek and the Company, not less than 90% of all such cash (the Company Amount ), which amount shall be used as partial payment of the Merger Consideration as contemplated by this Section 4.02, and which amount, when paid to holders of Company Common Stock, shall be paid in partial redemption of such Company Common Stock. The Company covenants and agrees that, immediately prior to the Effective Time, it shall convert all cash equivalents held by the Company to cash. The parties further agree that any amount that Nemetschek and/or Acquisition is required to provide to the Disbursing Agent pursuant to the first sentence of this Section 4.02(a) may be reduced dollar-for-dollar by the Company Amount.
          (b) As soon as practicable after the Effective Time, Nemetschek shall cause the Disbursing Agent to send a notice and a letter of transmittal to each holder of certificates formerly evidencing shares of Company Common Stock (other than certificates formerly representing shares of Company Common Stock to be cancelled pursuant to Section 4.01(a)-(b) and other than shares representing Dissenting Shares) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent such certificates for exchange into the Merger Consideration for each share of Company Common Stock so represented, and that delivery shall be effected, and risk of loss and title to the shares of Company Common Stock shall pass, only upon proper delivery to the Disbursing Agent of the certificates for the shares of Company Common Stock and a duly executed letter of transmittal and any other required documents of transfer. Each holder of certificates theretofore evidencing shares of Company Common Stock (other than certificates formerly representing shares of Company Common Stock to be cancelled pursuant to Section 4.01(a)-(b) and other than shares representing Dissenting Shares), upon surrender thereof to the Disbursing Agent together with such letter of transmittal (duly executed) and any other required documents of transfer, shall be entitled to receive in exchange therefor the Merger Consideration with respect to each such share. Upon such surrender, the Disbursing Agent shall promptly deliver the Merger Consideration (less any amount required to be withheld under applicable law) in accordance with the instructions set forth in the related letter of transmittal, and the certificates so surrendered shall promptly be cancelled. Until surrendered, certificates formerly evidencing shares of Company Common Stock shall be deemed for all purposes to cease to be outstanding, shall be canceled and retired and shall cease to exist, and the holders of a certificate or certificates representing such shares evidence only the right to receive the Merger Consideration per share of Company Common Stock as provided for hereunder. Other than as provided in Section 4.01(c), no interest shall accrue or be paid on any cash payable upon the surrender of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock.
          (c) If the Merger Consideration is to be delivered to a Person other than the Person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of such Merger Consideration that the certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Disbursing Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such taxes have been paid or are not required to be paid.
          (d) Unless required otherwise by applicable law, any portion of the aggregate Merger Consideration that remains undistributed to holders of shares of Company Common Stock six months after the Effective Time shall be delivered to the party who provided such funds to the Disbursing Agent and any holders of shares of Company Common Stock who have not theretofore complied with the provisions of this Article IV shall thereafter look only to Nemetschek for payment of any Merger Consideration to which they are entitled pursuant to this Article IV. Neither Nemetschek nor the Disbursing Agent shall be liable to any holder of shares of Company Common Stock for any cash held by Nemetschek or the Disbursing Agent for payment pursuant to this
          Article IV delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 1.12.  ....Closing of the Company's  Transfer Books. The stock transfer books of the Company shall be closed on the date immediately prior to the date of the Effective Time and no transfer of shares of the Company Common Stock shall be made thereafter. In the event that, after the Effective Time, certificates for shares of the Company Common Stock are presented to the Surviving Corporation or Nemetschek, they shall be cancelled and exchanged for Merger Consideration for each share of the Company Common Stock represented as provided in
          Section 4.02.

          Section 1.13.  ....No  Splits,  Etc. The Company  covenants and agrees that, prior to the Effective Time, it shall not split or combine the Company Common Stock, or pay a stock dividend or other stock distribution in shares of the Company Common Stock, or in rights or securities exchangeable or convertible into or exercisable for the Company Common Stock, or otherwise change the Company Common Stock into, or exchange the Company Common Stock for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of such entity as a result of which its respective stockholders receive cash, stock or other property in exchange for, or in connection with, their Company Common Stock (a Business Combination ) or otherwise), or make any other dividend or distribution on or of the Company Common Stock, without the parties hereto having first entered into an amendment to this Agreement pursuant to which the consideration to be paid hereunder will be adjusted to reflect such split, combination, dividend, distribution, Business Combination or change.
          Section  1.14.  ....Treatment  of  Options.  Immediately  prior to the
          Effective Time, each outstanding stock option and any related stock appreciation right granted to officers, directors, or employees of the Company or others with respect to Company Common Stock (together, an Option ), shall be cancelled by the Company, and the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Disbursing Agent in consideration for such cancellation the Merger Consideration promptly upon payment to the Surviving Corporation by such holder of the exercise price per share previously applicable to such Option.

          Section 1.15. ....Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon receipt by the Surviving Corporation or the Disbursing Agent of an affidavit of that fact from the holder thereof and if reasonably satisfied that adequate provision for indemnification has been made, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration all as provided in
          Section  4.02,   deliverable  in  respect  thereof  pursuant  to  this
          Agreement.
          Section 1.16. ....Dissenting Shares.  Notwithstanding anything in this
          Agreement to the contrary, Dissenting Shares shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal under the MGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon. Prior to the Effective Time, the Company shall give Nemetschek and Acquisition prompt notice of any demands received by the Company for appraisal of shares, and, prior to the Effective Time, Nemetschek and Acquisition shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Nemetschek and Acquisition, make any payment with respect to, or settle or offer to settle, any such demands.



                        REPRESENTATIONS AND WARRANTIES OF
                                   the Company

          The Company hereby represents and warrants to Nemetschek and Acquisition as follows:
          Section   1.17.   ....Organization.   The  Company  and  each  of  its
          Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties, and to carry on its business substantially as now conducted. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of its assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or to be in good standing has not had or would not have a Material Adverse Effect on the Company or such Subsidiary, or on the ability of the Company to consummate the transactions contemplated hereby. The Company has all requisite power and authority, corporate or otherwise, to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. The Company has provided to
          Nemetschek a complete and correct copy of the Articles of Incorporation and Bylaws for itself and each of its Subsidiaries, as amended or restated. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Articles of
          Incorporation or Bylaws, as amended or restated, or equivalent organizational documents.
          Section  1.18.  ....Authorization;   Enforceability.   The  execution,
          delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of the Company, and all necessary corporate action on the part of such party has been taken, subject to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

          Section 1.19. ....Conflicts. Except as set forth on Schedule 5.03, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material Lien on any of the property or assets under, any provision of the Articles of Incorporation or Bylaws (or equivalent organizational documents) of the Company, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties, other than any such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on the Company or any such Subsidiary or the ability of the Company to consummate the transactions contemplated hereby.
          Section  1.20.  ....Consents  and  Approvals.  Except  as set forth on
          Schedule 5.04, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby except for: (i) the filing by the Company of a proxy statement and form of proxy (the Proxy Statement ) for use in connection with a meeting of the stockholders of the Company to consider and vote on the terms of this Agreement and the Merger (the Stockholders Meeting ); (ii) the filing of Articles of Merger with the SDAT, and the approval thereof; (iii) any filings, approvals or no-action letters with or from state securities authorities; and (iv) any filings required under the HSR Act or with any other Governmental Authority, and/or any consents, waivers or approvals obtained with respect thereto.
          Section 1.21. ....Anti-takeover Provisions Inapplicable.  Assuming the representations  and  warranties  of  Nemetschek  and  Acquisition  in
          Section 6.05 are accurate, no business combination, moratorium, control share or other state anti-takeover statute or regulation applicable to the Company (i) applies to the Merger or any other agreement being entered into in connection therewith, (ii) prohibits or restricts the ability of the Company to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby or the ability of any other party to consummate the transactions contemplated to be entered into in connection with the Merger, (iii) would have the effect of invalidating or voiding this Agreement or any agreement being entered into in connection herewith or any provision hereof or thereof, or (iv) would subject Nemetschek or Acquisition to any material impediment or condition in connection with the exercise of any of its rights under this Agreement or such other agreement.

          Section 1.22. ....Capitalization.  The authorized capital stock of the
          Company consists of 10,000,000 shares of common stock, par value 0.01 per share, of which 3,070,705 shares are issued and outstanding. All such outstanding shares of Company Common Stock are (i) duly and validly authorized and issued, (ii) fully paid and nonassessable, and
          (iii) free from any preemptive rights of current or past stockholders. The Company has reserved for issuance upon exercise of the Warrants (as hereinafter defined) 120,000 shares of Company Common Stock. The Company has reserved for issuance upon exercise of options granted under its 1995 Amended and Restated Stock Option Plan ( Company Option Plan ) an aggregate of 300,000 shares of Company Common Stock. There are no outstanding or existing options, warrants, rights (including preemptive rights), calls, subscriptions, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, except for options related to the purchase of 100,200 shares of Company Common Stock under the Company Option Plan. No shares of capital stock are held in treasury, and except as set forth above, no shares of capital stock are reserved for issuance. The Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights, and the consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire its capital stock.
          Section  1.23.  ....Subsidiaries.  Set  forth  on  Schedule  5.07 is a complete and correct list of each of the Company's Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth in such schedule), and has all requisite corporate power and authority to own its property and to conduct its business as now being conducted. Set forth on Schedule 5.07 is a list of jurisdictions in which each Subsidiary is qualified as a foreign corporation and each Subsidiary is in good standing in each of the states or jurisdictions where they are so qualified. Such jurisdictions are the only jurisdictions in which the character or location of the properties owned or leased by such Subsidiary, or the nature of the business conducted by such Subsidiary, make such qualification necessary. All of the issued and outstanding shares of capital stock of each Subsidiary are (i) duly and validly authorized and issued,
          (ii) fully paid and nonassessable, (iii) owned, of record and beneficially, by the Company, and (iv) free and clear of all Liens, encumbrances, equities, options or claims whatsoever, including preemptive rights. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of such Subsidiary, or pursuant to which such Subsidiary is or may become obligated to issue or exchange any shares of capital stock of such Subsidiary. Except for the Subsidiaries listed on Schedule 5.07, neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock or other economic, equity or ownership or proprietary interest in any other Person. The Company is not party to any partnership agreement, stockholders agreement, voting agreement or joint venture agreement with any other Person.
          Section 1.24.  ....Financial  Statements;  No Material Adverse Change.
          (a) The financial statements of the Company included in its Annual Report on Form 10-KSB for the fiscal years ended May 31, for each of 1998, 1997, and 1996, and its Quarterly Reports on Form 10-QSB for the fiscal quarters ended August 31, 1999 and November 30, 1999 (collectively, the Financial Statements ) comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods covered thereby (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC, or for normal year-end adjustments), and fairly present in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended. Since May 31, 1999, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to shares of capital stock of the Company except for dividends distributed to stockholders in the ordinary course of business or any material change in accounting methods or practices by the Company. The Company has delivered to Nemetschek the Financial Statements prior to the date hereof.
          (b) Since May 31, 1998, except as disclosed in the SEC Documents filed prior to the date hereof, and except for the execution, delivery and performance of this Agreement and any other agreements to be entered into or contemplated hereby and the transactions contemplated hereby and thereby, (A)neither the Company nor any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, liabilities for Taxes, levies, Liens, claims or other charges, long-term leases or unusual forward or long-term commitments (whether absolute, accrued, contingent or otherwise, known or unknown, whether due or to become due, or whether or not required by GAAP to be reflected in a balance sheet of the Company or disclosed in the notes thereto), except liabilities and obligations that (x)are adequately accrued or reserved against in the Financial Statements or disclosed in the notes thereto, (y )were incurred after May 31, 1999 in the ordinary course of business and consistent with past practice and are not in the aggregate material to the Company taken as a whole, or
          (z)have been discharged or paid in full, (B)no contract, lease or other agreement or instrument has been entered into by the Company or any of its Subsidiaries or has become binding upon the Company or any of its Subsidiaries or their respective assets which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole, or the ability of the Company to consummate the transactions contemplated hereby, (C)neither the Company nor any of its Subsidiaries is in default, and to the Company's knowledge no third party is in default, under any Material Agreement which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company taken as a whole or the ability of the Company to consummate the transactions contemplated hereby, and (D)the business of the Company and each of its Subsidiaries has been operated in the usual and ordinary course consistent with past practice. Since May 31, 1999, no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect on the Company or the ability of the Company to consummate the transactions contemplated hereby, except as disclosed in the SEC Documents filed after May 31, 1999 and prior to the date hereof and except to the extent resulting from any changes in general economic conditions in the United States.

          Section  1.25.  ....SEC  Reports.  The  Company  has  filed  and  made available to Nemetschek a true and complete copy of each report, schedule, filing, registration statement and definitive proxy statement required to be filed by the Company with the SEC since January 1, 1997 (the SEC Documents ). As of their respective dates, the SEC Documents, after giving effect to any amendments and supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents. None of the SEC Documents when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained (or, if filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or, if filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Companys Subsidiaries is required to file any forms, reports or other documents with the SEC.
          Section 1.26.  ....Compliance with Laws; Permits.  (a) The business of the Company and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all laws, ordinances and regulations of Governmental Authorities, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by the Company and its Subsidiaries. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the Company Permits ) and no suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened.
          (b) No investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, nor has any Governmental Authority indicated to the Company or any of its Subsidiaries any intention to conduct the same.
          Section 1.27. ....Litigation.  There is no action, suit, investigation or  proceedings,  legal,  quasi-legal,  administrative  or  otherwise, pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any such Subsidiary or any property of the Company or any such Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority except for such actions, suits, investigations or legal proceedings that would not have a Material Adverse Effect on the Company or any such Subsidiary or which would affect the ability of the Company to consummate the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any judgment, order, writ, injunction or decree of any arbitrator, court or Governmental Authority, and there are no unsatisfied judgments against the Company or any of its Subsidiaries.
          Section 1.28.  ....Compensation  and Employee Matters. The Company has
          previously provided to Nemetschek, a true, correct and complete list of all directors, officers and personnel of the Company and each of its Subsidiaries, and the annual salary, bonuses paid or accrued with respect thereto for the year ending May 31, 1999, and for the period from June 1, 1999 through December 31, 1999, and any commitments by the Company or any Subsidiary entered into on or prior to the date hereof to pay any further bonuses for or increase the salary of any such person, which list shall be updated as of the Closing Date.
          Section 1.29.  ....Employee Benefit Plans; Labor Matters. (a) Schedule
          5.13 lists all employee plans, programs, practices and arrangements, including, without limitation, all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ( ERISA )) employment agreements, and health, medical, dental, welfare, accident, disability, life insurance, stock purchase, bonus, equity and equity-type compensation, severance pay and other employee benefit or fringe benefit plans maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any fixed or contingent, direct or indirect liability ( Plans ). For purposes of this Agreement, ERISA Affiliate means any Affiliate or Subsidiary and any other person or entity that would be treated as under common control or a single employer with the Company under Section 4001 of ERISA or Section 414 of the Code. The Company has delivered or made available to Nemetschek copies of each Plan and all amendments thereto and, if applicable, the summary plan description and any summaries of material modifications, any other material employee communications during the past two years, the most recent determination letters and any other rulings, the three most recent annual reports on Internal Revenue Service Form 5500, and the three most recent actuarial reports and/or statements of trust assets with respect to each such Plan.

          (b) Except as set forth on Schedule 5.13, (i) no Plan is or has been subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code; (ii) no material, nonexempt prohibited transaction (as such term is defined in ERISA and the Code, as applicable) has occurred with respect to any Plan during the five years preceding the Effective Time; (iii) each Plan is and has been operated in compliance in all material respects with the presently applicable provisions of ERISA, the Code and other applicable law; (iv) with respect to any insurance contract providing funding under any Plan, there is no liability for any material retroactive rate adjustment arising from events occurring prior to the Effective Time; and (v) no Plan is or has been a welfare benefit fund (within the meaning of Section 419(e) of the Code), a multiple employer plan (within the meaning of Section 413(c) of the
          Code) or a multiemployer plan (as defined in Section 3(37) of ERISA).
          (c) Each Plan that is a group health plan (as defined in Section 4980B of the Code) has been operated in material compliance with Section
          4980B of the Code and the secondary payor requirements of Section 1862(b)(1) of the Social Security Act. Except as provided in Schedule
          5.13 and except as required by Section 4980B of the Code, neither the Company nor any ERISA Affiliate has any obligation or liability to provide medical, life insurance or supplemental pension benefits in respect of any current or former employees or independent contractors of the Company or any ERISA Affiliate beyond their retirement. Except as set forth on Schedule 5.13, no Plan provides for severance pay, unemployment compensation or any similar payment with respect to any current or former employee or independent contractor of the Company or any ERISA Affiliate. Except as provided in Schedule 5.13, the consummation of the transactions contemplated by this Agreement will not (i) entitle any such person or entity to severance pay, unemployment compensation or any other similar payment; (ii) accelerate the time of payment or vesting of any amount; (iii) increase the amount of compensation due to any such person or entity;
          (iv) constitute a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code); or (v) entitle any such person or entity to an excess parachute payment within the meaning of Section 280G of the Code. The Company has reserved all rights necessary to amend each Plan and to terminate its participation in each Plan.
          (d) Except as set forth on Schedule 5.13, there are no material actions or claims existing or pending (other than routine claims for benefits) or threatened with respect to any Plan, and neither the Company nor any ERISA Affiliate has been notified of any audit or investigation of a Plan by any governmental entity.

          (e) The Company and each ERISA Affiliate (except as a result of any actions taken by Nemetschek after the Effective Time) (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours (including, but not limited to, the Worker Adjustment Retraining Notification Act, the Age Discrimination in Employment Act, the Civil Rights Act of 1964, the Equal Pay Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Americans with Disability Act of 1990, the Family and Medical Leave Act of 1993, and any other federal, state or local law regulating employment or protecting employee rights), in each case, with respect to current and former employees and independent contractors of the Company and such ERISA Affiliate, (ii) has withheld all material amounts required by applicable law or by agreement to be withheld from the wages, salaries and other payments to such current and former employees and independent contractors, (iii) is not liable for any material arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any material payment to any trust or other fund or to any governmental entity, with respect to unemployment compensation benefits, social security or other benefits for such current or former employees and independent contractors.
          (f) Except as set forth on Schedule 5.13, (i) no employees of the Company or any Subsidiary are represented by any labor organization and there is no union organizational activity currently underway, or to the Company's knowledge, threatened, with respect to any employees of the Company or any Subsidiary, (ii) neither the Company nor any of its Subsidiaries is engaged in, or has received any written notice during the current or preceding year of, any unfair labor practice, and no such complaint is pending before the National Labor Relations Board or any other agency having jurisdiction thereof, (iii) neither the Company nor any of its Subsidiaries is engaged in, or has received any notice of, any grievances arising under any collective bargaining agreements, or any pending arbitration proceedings under any collective bargaining agreements, (iv) during the immediately preceding 24 calendar months there has not been any, and there is no, threatened, labor strike, work stoppage or slowdown pending against any portion of the business of the Company or its Subsidiaries, and there is no pending lockout by the Company or any Subsidiary. The Company and each of its Subsidiaries has satisfied and performed fully its obligations under each collective bargaining agreement, and under any order, conciliation contract or settlement contract by which any of them is bound or to which any of them is subject concerning employment related matters. Neither the Company nor any of its Subsidiaries is engaged in, or has received notice of, any local, state and/or federal charge, complaint, lawsuit or other action, pertaining to the violation of any employment law, statute, ordinance or regulation and no such charge, complaint, lawsuit or other action is pending before any agency or administrative body responsible for administering such employment law, statute, ordinance or regulation.

          Section  1.30.  ....Tax  Matters.  (a) Except as set forth on Schedule
          5.14: (i) all Tax Returns required to be filed by or on behalf of the Company and each of its Subsidiaries have been or will be timely filed; (ii) all such Tax Returns that have been filed are complete and correct in all respects, and all Taxes shown to be due on such Tax Returns have been paid; (iii) no written claim (other than a claim that has been finally settled) has been made by a Taxing Authority that either the Company or any of its Subsidiaries is subject to an obligation to file Tax Returns or to pay or collect Taxes imposed by any jurisdiction in which the Company or such Subsidiary does not file Tax Returns or pay or collect Taxes, other than any such claim that would not have a Material Adverse Effect on the Company or such Subsidiary or for which adequate reserves have been provided on the Financial Statements; (iv) there is no deficiency with respect to any Taxes, other than any such deficiency for which adequate reserves have been provided on the Financial Statements; and (v) all material assessments for Taxes due with respect to completed and settled examinations or concluded litigation have been paid which, individually or in the aggregate (with respect to the Company or any Subsidiary), exceed 20,000. As used in this Agreement, Tax Returns shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

          (b) Except as set forth on Schedule 5.14, the Company and each of its Subsidiaries has duly and timely withheld all Taxes required to be withheld in connection with its business and assets, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authorities or properly set aside in accounts for such purpose.
          (c) Except as set forth on Schedule 5.14, (i) neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnification or similar agreement or arrangement with any Person that might result in a Material Adverse Effect on the Company or such Subsidiary that entered into such agreement or arrangement, and (ii) neither the Company nor any of its Subsidiaries is or has been at any time a member of any group of companies filing a consolidated, combined or unitary income tax return other than any such group the common parent of which is the Company.
          (d) Except as set forth on Schedule 5.14, (i) all taxable periods of the Company and each of its Subsidiaries ending before May 31, 1996 are closed or no longer subject to audit, (ii) neither the Company nor any of its Subsidiaries is currently under any audit by any taxing authority as to which such taxing authority has asserted in writing any claim which, if adversely determined, could have a Material Adverse Effect on the Company or such Subsidiary, and (iii) no waiver of the statute of limitations is in effect with respect to any taxable year of the Company or any of its Subsidiaries.

          Section 1.31. ....Real Property Owned or Leased.  Schedule 5.15 of the
          Disclosure Statement sets forth a complete and accurate list or description of all real property that the Company or any of its Subsidiaries owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease and any title insurance or guarantee policies with respect thereto, specifying in the case of leases, the name of the lessor, licensor or other grantor, the approximate square footage covered thereunder, the basic annual rental and other amounts paid or payable with respect thereto and a summary of the other terms thereof. True copies of all such leases for real property have been delivered to Nemetschek prior to the date hereof. Except as set forth in Schedule 5.03, no consent to the consummation of the transactions contemplated by this Agreement is required from the lessor of any such real property.

          Section 1.32. ....Undisclosed  Liabilities.  As of the date hereof and as of the Effective Time, except as and to the extent reflected, reserved against or otherwise disclosed on the Financial Statements or the notes thereto, or set forth in Schedule 5.16 of the Disclosure Statement, and except for those incurred in the ordinary course of business consistent with such practice, neither the Company nor any of its Subsidiaries has any indebtedness or liability of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due.

          Section 1.33. ....Absence of Certain Changes or Events. Since November
          30, 1999, except as contemplated by this Agreement or disclosed on the Financial Statements or the notes thereto, or as set forth in Schedule
          5.17 of the Disclosure Schedule, the Company and each of its Subsidiaries have conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

          (a) any changes in the business, financial condition or results of operations of such party having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;
          (b) any damage, destruction or loss (whether or not covered by insurance) reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

          (c) any material change by such party in its accounting methods, principles or practices;
          (d) any revaluation by such party or any of its material assets, including but not limited to writing down the value of inventory or writing off of notes or accounts receivable which aggregates in excess of 15,000;
          (e) any entry by such party into any commitment or transactions material to such party (other than commitments or transactions entered into in the ordinary course of business);
          (f) any declaration, setting aside or payment of any dividends or distributions in respect of the capital stock of such party;
          (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former director, officer or key employee of such party, except for increases in base compensation in the ordinary course of business consistent with past practice, or pursuant to any employment, consulting or severance agreement or arrangement previously entered into with any such present or former directors, officers or key employees; or

          (h) any other action which, if it had been taken after the date hereof, would have required the consent of Nemetschek hereunder.
Section 1.34. ....Assets.

          (a) The Company and each of its Subsidiaries has good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by the Company or such Subsidiary respectively, in the Financial Statements as of May 31, 1999, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) Permitted Liens none of which, individually or in the aggregate, except as set forth in the Financial Statements or in Schedule 5.18 of the Disclosure Schedule, are material to the Company or such Subsidiary, respectively. All buildings, structures, fixtures and appurtenances comprising part of the real properties of the Company and its Subsidiaries (whether owned or leased) are, in the opinion of management of the Company or such Subsidiary, in good operating condition, reasonable wear and tear excepted. Title to all real property owned by the Company and its Subsidiaries is held in fee simple, except as otherwise noted in the Financial Statements or as set forth in Schedule 5.18 of the Disclosure Schedule. The Company and each of its Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the Financial Statements or in
          Schedule 5.18 of the Disclosure Schedule, such assets are free, clear and discharged of and from any and all Liens which are material to the Company and its Subsidiaries, other than Permitted Liens.

          (b) All leases and licenses pursuant to which the Company and each of its Subsidiaries, as lessee or licensee, leases or licenses real property, personal property or Intellectual Property are, to the knowledge of the Company and such Subsidiary, valid, effective, and enforceable against the lessor in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, whether applied by a court of law or equity. There is not under any of such leases or licenses any existing material default, or any event which with notice or lapse of time, or both, would constitute a material default, with respect to either the Company or such Subsidiary, or to the knowledge of the Company, the other party. Except as disclosed in Schedule 5.18 of the Disclosure Schedule, none of such leases involving a rental payment of more than 25,000 annually or such licenses contains a prohibition against assignment by the Company or such Subsidiary, by operation of law or otherwise, or any other provision which would preclude the Surviving Corporation from possessing and using the leased premises or licensed property (including Intellectual Property) for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by the Company or such Subsidiary as of the date of this Agreement.
          Section 1.35.  ....Books and Records.  The respective  minute books of the Company and each of its Subsidiaries, as previously made available to Nemetschek and its representatives, contain accurate records of all meetings of and all corporate actions or written consents taken by the respective stockholders and boards of directors of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any of their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company and such Subsidiary, as the case may be.
          Section 1.36. ....Proxy  Statement.  The information to be supplied by the Company for inclusion in the Proxy Statement will not on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, at the time of the Stockholders Meeting, and at the Effective Time, contain any statement that, in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state a material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its Subsidiaries or their respective officers or directors is discovered by the Company that should be set forth in a supplement to the Proxy Statement, the Company will promptly inform Nemetschek thereof and such amendment or supplement will be promptly filed with the SEC, and, as required by law, disseminated to the Company's Stockholders. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Nemetschek or Acquisition that is to be included in the Proxy Statement. The Proxy Statement will comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.
          Section  1.37.  ....Brokers  and  Finders.  Except  for the  fees  and expenses paid or to be paid to FBW and Offutt Securities, the Company represents and warrants to the other parties hereto that no broker, finder, investment bankers, agent or similar intermediary has acted directly or indirectly on its behalf in connection with this Agreement or the transactions contemplated hereby, and that no brokerage commissions, finders' fees, investment banker, or similar fees or commissions and/or expenses are payable or to be paid in connection therewith based on any agreement, arrangement or understanding with it or any action taken by it.
          Section  1.38.  ....Full  Disclosure.  None  of  this  Agreement,  the
          Financial Statements, or any Schedule, Exhibit or certificate delivered in accordance with the terms hereof or any other document or instrument in writing that has been supplied by or on behalf of the Company in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Company with regard to the Company and its Subsidiaries that individually, or in the aggregate has had or could reasonable be expected to have a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated or on any of their respective property or assets and that has not been disclosed herein or in the Schedules, Exhibits or certificates furnished in connection with the consummation of the transactions contemplated hereby.

          Section  1.39.  ....Environmental  Matters.  Except  as set  forth  in
          Schedule 5.23: (i) the Company and each of its Subsidiaries are and have been in compliance in all material respects with all
          Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (ii) the Company and each of its Subsidiaries have obtained, and are in compliance in all material respects with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (iii) neither the Company nor any of its Subsidiaries are involved in operations or know of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of the Company or any of its Subsidiaries or which could reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company or its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated, and none of the Company or its Subsidiaries has permitted any current or former tenant of such Person to engage in any such operations, except as would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the
          Company or any of its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (iv) neither the Company nor any of its Subsidiaries has received any Environmental Claim, nor to their knowledge is any Environmental Claim threatened, which individually or in the aggregate would result in a Material Adverse Effect on the Company or any of its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; (v) neither the Company nor any of its Subsidiaries has assumed, contractually or by operation of law, any material liabilities under any Environmental Laws which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries or the Surviving Corporation assuming the transactions contemplated hereby are consummated; and (vi) neither the Company nor any of its Subsidiaries has entered into, has agreed to, or is subject to any material judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws, including without limitation those relating to compliance with Environmental Laws or to investigation, cleanup, remediation or removal of Hazardous Substances.

          Section 1.40.  ....Insurance  Disclosure.  The Company and each of its
          Subsidiaries maintain insurance with insurers that in the best judgment of management of the Company are sound and reputable with respect to the Company's and its Subsidiaries' assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in the judgment of the Company is customary and appropriate for companies comparable to the Company. The Company and each of its Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by the Company or any of its Subsidiaries have been filed in due and timely fashion. The Company and each of its Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither the Company nor any of its Subsidiaries has, during the past three years, had an insurance policy cancelled or been denied insurance coverage for which such companies has applied.
          Section 1.41. ....Year 2000 Compliance.  All of the Company's and each of its Subsidiaries' products and services, products and services under development, Web sites, and material Internal MIS Systems and Facilities are Year 2000 Compliant. The Company has furnished Nemetschek with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts, or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies, and facilities of the Company and each of its Subsidiaries and their respective vendors. The Company and its Subsidiaries have made appropriate inquiries of their key vendors and suppliers and have received assurances, reasonably believed by the Company and its Subsidiaries to be reliable, that such Persons have also taken appropriate actions to ensure that there shall be no material adverse change to their respective business and electronic and information systems related to Year 2000. Based upon the information provided to the Company and its Subsidiaries and their own internal assessments, Year 2000 issues will not have a Material Adverse Effect on the Company or any of its Subsidiaries.

          Section  1.42.  ....Material  Agreements.  Each of the Company and its
          Subsidiaries has made available to Nemetschek a true and correct copy of all Material Agreements. Each Material Agreement is valid, binding, in full force and effect and enforceable by the Company and such Subsidiary as the case may be in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Except as disclosed in
          Schedule 5.26, neither the Company nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Material Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

          Section  1.43.  ....Intellectual  Property.  (a) Schedule  5.27 of the
          Disclosure Schedule contains a list of all material Intellectual Property used by the Company or its Subsidiaries in its business. The Company and each of its Subsidiaries owns or has a valid license or other agreement to use, in the manner currently used or currently proposed to be used, all Intellectual Property used in its business as currently conducted or currently proposed to be conducted, including, without limitation, its Web sites and all software or other works embodied in or integrated into the products of the Company or its Subsidiaries. Schedule 5.27 also contains a complete and accurate list of (i) all material licenses and other rights granted by any third party to the Company or its Subsidiaries with respect to any Intellectual Property, and (ii) all material licenses or other rights granted by the Company or any of its Subsidiaries to any third party with respect to Intellectual Property. The Company and its Subsidiaries have provided copies of all such material licenses or other grants of Intellectual Property, and of all material trademark, service mark, trade dress, trade name, domain name, copyright, and patent registrations or applications therefor.
          (b) To the knowledge of the Company and its Subsidiaries, the operation of the business of the Company and its Subsidiaries as such business currently is conducted and currently is proposed to be conducted, including the design, development, marketing, and sale of products or services (including with respect to products or services under development), has not, does not, and will not under the laws of any jurisdiction infringe or misappropriate the Intellectual Property of any third party, constitute unfair competition or trade practices, violate the rights of any person (including rights to privacy or publicity), or violate any export control laws. Except as stated in
          Schedule 5.27 of the Disclosure Schedule, no claims with respect to the Company's or any of its Subsidiaries' Intellectual Property have been asserted, are pending, or have been threatened by any third party, nor are there valid grounds for any bona fide claims (i) that any distribution, licensing, sublicensing, or other use of the Intellectual Property infringes the rights of any third parties, (ii) against the use of any Intellectual Property as used in the Company's or any of its Subsidiaries' business as currently conducted or currently proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property. Except as stated in Schedule 5.27 of the Disclosure
          Schedule, none of the Company's or any of its Subsidiaries' owned Intellectual Property is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by the Company or such Subsidiary.
          (c) To the knowledge of the Company and its Subsidiaries, and except as set forth in Schedule 5.27(c), there is no unauthorized use, infringement or misappropriation of any Intellectual Property of the Company or any of its Subsidiaries by any Person or third party. Except as would not be materially adverse to the Company or any of its Subsidiaries, the Company and its Subsidiaries have taken all necessary measures to protect their Intellectual Property, including registrations, renewals, and filings, and have taken all necessary measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All trade secrets and other confidential information of the Company and its Subsidiaries are not part of the public domain or knowledge, nor, to the knowledge of the Company and its Subsidiaries, have they been misappropriated by any person. To the knowledge of the Company and its Subsidiaries, no employee or consultant of the Company or its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for the Company, or violated any agreement or law concerning the use or disclosure of trade secrets or other confidential information.
          (d) The Company and its Subsidiaries are the exclusive owner of all right, title, and interest in the Intellectual Property purportedly owned by the Company or its Subsidiaries, including, without limitation, all object or source code or software. Except as listed in
          Schedule 5.27 of the Disclosure Schedule, the rights to such Intellectual Property are in full force and effect. As to the trademarks and service marks purportedly owned by the Company or any of its Subsidiaries, there has been no prior use of such trademarks or service marks by any third party, to the knowledge of the Company and its Subsidiaries, that would convey upon said third party superior rights in any such trademarks or service marks.
          (e) All Intellectual Property purported to be owned by the Company and its Subsidiaries which was developed, worked on or otherwise held by any employee, officer, consultant, or other Person is owned free and clear by the Company or such Subsidiary by operation of law or has been validly assigned to the Company or such Subsidiary. Except as would not be materially adverse to the Company or any of its Subsidiaries, all services provided to the Company and its Subsidiaries by non-employees with respect to the creation, modification or improvement of any Intellectual Property purported to be owned by the Company or such Subsidiary (including, without limitation, software, hardware, patentable inventions, and copyrightable works) have been performed pursuant to agreements with the Company that assign to the Company or such Subsidiary ownership of such Intellectual Property, each of which is valid, binding, and enforceable according to its terms.

          (f) All material contracts, licenses and agreements relating to the Intellectual Property owned or used by the Company or its Subsidiaries are in full force and effect. The execution, delivery or performance of this Agreement, or consummation of the transactions contemplated by this Agreement, will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses, and agreements. The Company and each of its Subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and its Subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company and its Subsidiaries would have been able or permitted to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments which the Company or its Subsidiaries would otherwise be required to pay.

          Section 1.44.  ....Absence of Certain Business Practices.  None of the
          Company or any of its Subsidiaries, or any officer, employee or agent thereof, nor any other Person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder the Company or such Subsidiary (or assist the Company or such Subsidiary in connection with any actual or proposed transaction) which (i) subjects any party to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have individually or in the aggregate a Material Adverse Effect on the Company or such Subsidiary or the Surviving Corporation assuming the transactions contemplated hereby are consummated, (ii) if not given in the past, could have had individually or in the aggregate a Material Adverse Effect on the Company or such Subsidiary, or (iii) if not continued in the future, could have individually or in the aggregate a Material Adverse Effect on the Company or such Subsidiary or the Surviving Corporation assuming the transactions contemplated hereby are consummated.
          Section 1.45. ....Affiliate Transactions. Schedule 5.29 sets forth (i)
          all contracts, agreements, other arrangements or transactions existing or occurring at any time after May 31, 1997 between the Company and any of its Subsidiaries, on the one hand, and any of the Company's or such Subsidiaries' Affiliates (including officers, directors, or employees or any of them) or any holder of 1% of the outstanding common stock of the Company or its Subsidiaries or a family member of such a Person, on the other hand, or any of their respective Affiliates, other than agreements relating to services provided as an officer or director of the Company other than relating to any extraordinary bonuses, and (ii) a description of all payments made to or received from, the Company or any of its Subsidiaries, on the one hand, and any of the Company's Affiliates (including officers, directors, or employees or any of them) or any holder of 1% of the outstanding common stock of the Company or a family member of such a Person, on the other hand, or any of their respective Affiliates, since May 31, 1997, except for dividends paid or distributions made with respect to any outstanding class or series of securities of such party and payments of salary or other regular compensation for services in the ordinary course.


          REPRESENTATIONS AND WARRANTIES OF NEMETSCHEK AND ACQUISITION

          Nemetschek and Acquisition hereby represent and warrant to the Company as follows:
          Section  1.46.  ....Organization.  Nemetschek  is a  corporation  duly organized, validly existing and in good standing under the laws of The Federal Republic of Germany and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and each of Nemetschek and Acquisition has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties, and to carry on its business substantially as now conducted. Each of Nemetschek and Acquisition is duly qualified to do business and is in good standing in each jurisdiction in which the character of the assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the ability of either Nemetschek or Acquisition to consummate the transactions contemplated hereby. Each of Nemetschek and Acquisition has all requisite power and authority, corporate or otherwise, to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby.

          Section  1.47.  ....Authorization;   Enforceability.   The  execution,
          delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors (or comparable governing bodies) of each of Nemetschek and Acquisition, and all necessary corporate action on the part of such party has been taken, subject to the adoption of this Agreement by the stockholders of the Company and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods. This Agreement has been duly executed and delivered by each of Nemetschek and Acquisition and constitutes the valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.
          Section  1.48.  ....Conflicts.  The  execution  and  delivery  of this
          Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material Lien on any of the property or assets under, any provision of the Articles of Incorporation or Bylaws (or comparable constitutive documents) of either Nemetschek or
          Acquisition, or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Nemetschek or Acquisition or their respective properties, other than any such conflicts, violations, breaches or defaults which would not have a Material Adverse Effect on the ability of either Nemetschek or Acquisition to consummate the transactions contemplated hereby.
          Section 1.49. ....Consents and Approvals. No consent,  approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Nemetschek or Acquisition in connection with the execution and delivery of this Agreement or the consummation by such party of the transactions contemplated hereby except for: (i)the filing by the Company of the Proxy Statement with the SEC for use in connection with the Stockholders Meeting to approve the Merger; (ii)the filing of
          Articles  of  Merger  with  the  SDAT,  and  the  acceptance  thereof;
          (iii)any filings, approvals or no-action letters with or from state securities authorities; and (iv)any filings required under the HSR Act or with any other Governmental Authority, and consents, waivers or approvals obtained with respect thereto.
          Section 1.50. ....Anti-takeover Provisions Inapplicable.  Assuming the
          Company has taken the actions necessary to ensure that the representations and warranties of the Company contained in Section
          5.05 are accurate, no business combination, moratorium, control share or other state anti-takeover statute or regulation applicable to Nemetschek or Acquisition (i)applies to the Merger, (ii)prohibits or restricts the ability Nemetschek or Acquisition to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (iii)would have the effect of invalidating or voiding this Agreement or any provision hereof, or
          (iv) would subject the Company to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

          Section  1.51.  ....No  Prior   Activities;   Assets  of  Acquisition.
          Acquisition was formed solely for the purpose of effecting the Merger and engaging in the transactions contemplated hereby. Acquisition has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person except in connection with its organization and this Agreement.
          Section 1.52. ....Compliance with Laws. (a) The business of Nemetschek and Acquisition has been and is being conducted in compliance in all material respects with all laws, ordinances and regulations of Governmental Authorities applicable thereto, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Nemetschek or Acquisition.
          (b) No investigation or review by any Governmental Authority with respect to Nemetschek or Acquisition is pending or, to the knowledge of Nemetschek or Acquisition, threatened, nor has any Governmental Authority indicated to Nemetschek or Acquisition an intention to conduct the same.

          Section 1.53. ....Litigation.  There is no action, suit, investigation or proceeding, legal, quasi-legal, administrative or otherwise, pending or, to the knowledge of Nemetschek or Acquisition, threatened against Nemetschek or Acquisition or any property of Nemetschek or Acquisition in any court or before any arbitrator of any kind or before or by any Governmental Authority except for such actions, suits, investigations or legal proceedings that would not materially affect the ability of Nemetschek or Acquisition to consummate the transactions contemplated hereby. Neither Nemetschek nor Acquisition is in default with respect to any judgment, order, writ, injunction or decree of any arbitrator, court or Governmental Authority, and there are no unsatisfied judgments against Nemetschek or Acquisition except for such defaults or unsatisfied judgments as would not materially affect the ability of Nemetschek and Acquisition to consummate the transactions contemplated hereby.

          Section 1.54. ....Proxy  Statement.  The information to be supplied by
          Nemetschek and Acquisition for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, at the time of the Stockholders Meeting, and at the Effective Time, contain any statement that, in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings that has become false or misleading. If at any time prior to the Effective Time, any event relating to either Nemetschek or Acquisition or its officers or directors is discovered by Nemetschek or Acquisition that should be set forth in a supplement to the Proxy Statement, Nemetschek will promptly inform the Company and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the Company's stockholders. Notwithstanding the foregoing, Nemetschek and Acquisition make no representation or warranty with respect to any information supplied by the Company that is to be contained in the Proxy Statement.
          Section 1.55. ....Financing.  Nemetschek has available to it the funds necessary to purchase the Company Common Stock pursuant to and as contemplated by the terms of Article IV and to consummate the Merger.

          Section  1.56.   ....Brokers  and  Finders.  Each  of  Nemetschek  and
          Acquisition represents and warrants to the Company that no broker, finder, investment bankers, agent or similar intermediary has acted directly or indirectly on its behalf in connection with this Agreement or the transactions contemplated hereby, and that no brokerage commissions, finders' fees, investment banker, or similar fees or commissions and/or expenses are payable or to be paid in connection therewith based on any agreement, arrangement or understanding with it or any action taken by it.

                     COVENANTS AND AGREEMENTS OF THE PARTIES

          Section 1.57. ....Conduct of the Business.  During the period from the date of this Agreement until the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, take any action that adversely affects its ability to, and the Company (on its own behalf and that of its Subsidiaries) covenants and agrees that it will (i) pursue its business in the ordinary course, (ii) seek to preserve intact its current business organization, (iii) keep available the services of its current officers and employees, and (iv) preserve its relationships with customers, suppliers and others having business dealings with it. During such period, the Company shall not, and shall cause each of its Subsidiaries not to, without Nemetscheks prior written consent:
          (a) except with  respect to options  currently  outstanding  under the
          Company Option Plan, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrances of (i) any shares of any class of its capital stock, or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date hereof;
          (b) directly or indirectly redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding capital stock or any profit or loss or any beneficial interest therein;
     (c) split, combine, subdivide or reclassify any shares of its capital stock or otherwise make any payments to its stockholders;
          (d) (i) grant any increases in the compensation of any of its directors, officers or employees, (ii) pay or agree to pay any pension or retirement allowance or other employee benefit not required or contemplated by any Plan as in effect on the date hereof to any such director, officer or employee, whether past or present, (iii) enter into any new or amend any existing employment or severance agreement or any change of control agreement with any such director, officer or employee, (iv) pay or agree to pay any bonus to any director, officer or employee (whether in the form of cash, capital stock or otherwise), or (v)except as may be required to comply with applicable law, amend any existing, or become obligated under any new, Plan, except in the case of the foregoing clauses (i) - (iv);

          (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, reclassification, restructuring, recapitalization or other reorganization (other than as contemplated hereby) or otherwise effect the same;
          (f) declare or pay any dividend or make any other distribution with respect to its capital stock, whether in cash, stock or other property;

          (g) make any acquisition, by means of merger, consolidation or otherwise, of any direct or indirect ownership interest in, or assets comprising, any business enterprise or operation or enter into any joint venture, partnership, or strategic alliance agreement with any Person;

          (h) adopt any amendments to its Articles of Incorporation or Bylaws or comparable governing documents;
          (i) directly or indirectly incur any indebtedness for borrowed money or guarantee such indebtedness or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any Person or make or commit to make any loans, advances or capital contributions to, or investments in, any Person or to any other Person, except for bank deposits and other investments in marketable securities and cash equivalents made in the ordinary course of its business consistent with past practice, or refinance or restructure any existing loan;

          (j) engage in the conduct of any business the nature of which is materially different from the business in which it is currently engaged or outside the ordinary course of business consistent with past practice;

          (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company;

          (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months which is not cancelable without penalty on 30 or fewer days notice and that involves an expenditure in excess of 35,000;

          (m) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon;
          (n) forgive any indebtedness owed to such party or convert or contribute by way of capital contribution any such indebtedness owed or settle or cancel any claims that it may possess or waive any rights of material value;
          (o) except with respect to currently outstanding options under the Company Option Plan, enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than securities backed by the full faith and credit of the United States or an agency thereof;

          (p) enter into, modify or extend any agreement, contract or commitment involving an expenditure in excess of 35,000 for any one such agreement, contract or commitment; provided, however, that notwithstanding any other provision of this Agreement, the Company is permitted to enter into an agreement for tail coverage officers and directors insurance, the cost of which shall not exceed 100,000 in the aggregate;

          (q) place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;
          (r) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness;
          (s) enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk, except in the ordinary course of business consistent with past practices and prudent business practices;

          (t) knowingly take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;
          (u) make any material changes in its pricing policies related to its products;
          (v) authorize or enter into any agreement providing for management or advisory services to be provided by or to such party;
          (w) mortgage, pledge, encumber, sell, lease or otherwise transfer or dispose of any of its assets, provided that the sale of inventory in the ordinary course is not precluded by this clause (w);

          (x) implement or adopt any changes in its accounting principles, practices or methods, other than as may be required by GAAP;
          (y) authorize or announce an intention to do any of the foregoing, or enter any contract, agreement, commitment or arrangement to do any of the foregoing; or

          (z) perform any act or omit to take any action that would make any of the representations or warranties contained in this Agreement inaccurate or materially misleading as of the Effective Time or that would cause a breach of any of the covenants or agreements of this Agreement.

          Section 1.58.  ....Officers  and  Employees.  The Company agrees that, prior to the Effective Time, it will use its reasonable efforts to encourage its officers and employees and those of its Subsidiaries to the extent they are in good standing to maintain their employment with the Company and such subsidiary after the Effective Time.

          Section  1.59.   ....Meeting  of  Stockholders.   The  Company  hereby
          covenants and agrees that it shall, as promptly as practicable, take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its stockholders and shall use all commercially reasonable efforts to hold such meeting as promptly as practicable after the date hereof. The purpose of such meeting shall be, among other things, to consider and vote upon the approval of this Agreement, the Merger, and the transactions contemplated hereby. Subject to the fiduciary duties of the Companys Board of Directors under applicable law as advised by counsel, the Board of Directors of the Company shall recommend and declare advisable such approval and the Company shall take all lawful action to solicit such approval, including, without limitation, the inclusion of the recommendation of the Board of Directors and the Special Committee of the Company in the Proxy Statement that the stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

          Section 1.60.  ....Proxy  Materials.  (a) As soon as practicable after the date hereof, the Company shall promptly prepare, and Nemetschek and Acquisition shall cooperate in the preparation of, and the Company shall file with the SEC as soon as practicable, the Proxy Statement and a form of proxy, in connection with the vote of the Companys stockholders with respect to the Merger. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of the Company at the earliest practicable date as permitted by the SEC.
          (b) If at any time prior to the Effective Time, any event relating to or affecting the Company, Nemetschek, or Acquisition shall occur as a result of which it is necessary, in the opinion of counsel for the Company, Nemetschek, or Acquisition, to supplement or amend the Proxy Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the stockholders of the Company is sought, the Company, Nemetschek, or Acquisition, respectively, will notify the other parties hereto thereof and, in the case of Nemetschek and Acquisition, it will cooperate with the Company in preparing, and, in the case of the Company, it will prepare and file, an amendment or supplement with the SEC and, if required by law or the rules and regulations under the Exchange Act, applicable state securities authorities and each national securities exchange upon which the Company Common Stock is then listed for trading and/or quotation system on which such stock is quoted such that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading, and the Company will, as required by law, disseminate to its stockholders such amendment or supplement.
          Section 1.61. ....Filings;  Other Action. The Company, Nemetschek, and
          Acquisition shall: (a) to the extent required, promptly make all filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another to (i) determine which Authorizations are required to be made or obtained prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and (ii) timely make and seek all such Authorizations; (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to the Company, Nemetschek, and Acquisition necessary to effectuate the Merger; (d) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article VIII and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable, including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation; provided, however, that notwithstanding anything to the contrary in this Agreement, no party nor any of its Affiliates shall be required to make any disposition of, or enter into any agreement to hold separate, any asset or business and no party hereto nor any of their Affiliates shall be required to make any payment of money nor shall any party or its Affiliates be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would materially adversely affect the economic benefits to such party of the transactions contemplated hereby, taken as a whole, or materially adversely affect any other business of such party; and (e) not take any action that might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time.
          Section 1.62.  ....Access to  Information.  From the date hereof until the Effective Time, the Company and its Subsidiaries (i) will give Nemetschek, its counsel, financial advisors, accountants, auditors and other authorized representatives full access to the offices, properties, books and records, and personnel of the Company and its Subsidiaries during reasonable business hours, (ii) will furnish copies to the Company, its counsel, financial advisors, accountants, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request, and which is in the possession of or can be obtained by the Company and its Subsidiaries without undue expense, and (iii) will instruct their respective employees, counsel, financial advisors and accountants to cooperate with Nemetschek in its investigation of the business of the Company and its Subsidiaries.

          Section 1.63. ....Intellectual Property Rights. Prior to the Effective
          Time, the Company and its Subsidiaries shall use all reasonable efforts to cooperate with Nemetschek in obtaining all assignments or other consents, if any, necessary with respect to Intellectual Property, to the extent not already owned by the Company and its Subsidiaries, including all interests that may hereafter become Intellectual Property prior to the Effective Time. Section 1.64.
          ....Notice of Certain Events.  Each party hereto shall promptly notify the other party of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
          (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;
          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to, or involving or otherwise affecting, such party which, if pending on the date of this Agreement, would have been required to have been disclosed or which relate to the consummation of the transactions contemplated by this Agreement, and (iv) any event or matter known to or directly involving such party that would result in a breach of this Agreement, is reasonably likely to result in a Material Adverse Effect on such party or impair the ability of such party to consummate the transactions contemplated hereby.

Section 1.65. ....Certain Actions.

          (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC, or any purchase or sale of the consolidated assets (including without limitation stock of its Subsidiaries) of such party and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender exchange offer for, the equity securities of such party that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 10% or more of the total voting power of such party (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party or an Affiliate thereof) being hereinafter referred to as an Acquisition Proposal ), (ii) have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal. The Company shall immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, the Company (including, without limitation, any investment banker, attorney, or accountant retained by
          it), consultants and other representatives to comply with such prohibitions. The Company shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. The Company shall promptly notify Nemetschek orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. Notwithstanding the foregoing, the Board of Directors on behalf of the Company shall be permitted to engage in any discussions or negotiations with or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if the Board of Directors of the Company, in its good faith judgment and after receipt of the written advice of counsel, determines that the failure to provide such information or engage in such action would result in the members of the Board of Directors breaching their fiduciary duties under applicable law, and clauses
          (iii) and (iv) shall not be applicable with regard to an Acquisition Proposal, if and only to the extent that, the Board of Directors of the Company concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal. Superior Proposal means, with respect to the Company, a bona fide written Acquisition Proposal for the Company made by a Person (other than Nemetschek or any affiliates thereof) as a result of which such party or its stockholders will own 40% or more of the combined voting power of the entity surviving and which is on terms that the Company's Board of Directors in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal would, if consummated, result in a transaction that is more favorable to its stockholders, from a financial point of view, than the Merger and is reasonably capable of being completed.
          Section 1.66. ....Current Information. During the period from the date of this Agreement to the Effective Time, the Company shall promptly furnish Nemetschek with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Nemetschek.

Section 1.67. ....Indemnification.

          (a) Post-Merger Indemnification of Officers and Directors. The Surviving Corporation agrees that all rights permitted under Maryland law to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the present or former directors or officers of the Company (collectively, the Indemnified Parties ) as provided in the Company's Articles of Incorporation or By-Laws, as permitted by Maryland law and in effect as of the date hereof, with respect to matters (including the transactions contemplated by this Agreement) occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six (6) years from the Effective Time. In the event any action or suit is asserted or commenced against any Indemnified Party (whether before or after the Effective Time) as to which such Indemnified Party would be entitled to indemnification under rights provided by the Company and permitted by Maryland law, the Surviving Corporation will be entitled to participate in and, to the extent it may wish, to assume the defense thereof, except that if the Surviving Corporation is a subject of such action or suit and there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of the Surviving Corporation and the position of such Indemnified Party, or if the Surviving Corporation shall fail to assume responsibility for such defense, such Indemnified Party may retain counsel who will represent such Indemnified Party, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received; provided, however, that such Indemnified Party shall defend (or, if the defense is assumed by the Surviving Corporation, use his reasonable efforts to assist in the defense of) any such matter; provided, further, that the Surviving Corporation shall not be liable for any settlement effected without its written consent; and provided, further, that the Surviving Corporation shall not have any further obligation hereunder to any Indemnified Party with respect to a claim for indemnification hereunder when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal or after such time that any rights to prosecute an appeal have lapsed, that such Indemnified Party is not entitled to indemnification hereunder with respect to such claim. This covenant is intended to benefit each of the Indemnified Parties.
          (b) Procedures. Any Indemnified Party wishing to claim indemnification under Section 7.11, upon learning of any such action or suit, shall promptly notify the Surviving Corporation and shall deliver to the Surviving Corporation an undertaking to repay any amounts advanced pursuant thereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal or after such time that any rights to prosecute an appeal have lapsed, that such Indemnified Party is not entitled to indemnification hereunder with respect to such claim. In no event may the indemnified parties retain more than one law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more indemnified parties in which case the Indemnified Parties may retain, at the expense of the Surviving Corporation, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

          (c) Survival. The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives.

          Section 1.68. ....Stock Transfer Agreement. Nemetschek and Acquisition
          hereby acknowledge and agree that, notwithstanding any other provision of this Agreement or the agreements referred to herein, Richard Diehl is expressly permitted to transfer up to 200,000 shares of Company Common Stock to current employees of the Company prior to or concurrent with the Closing.


                            CONDITIONS TO THE MERGERS

          Section  1.69.   Conditions  to  Each  Partys  Obligations.   The
          performance of the obligations of Nemetschek and Acquisition and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, which conditions may be waived only with the consent of both (x) Nemetschek and Acquisition, and (y) the
          Company:
          (a) Company Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the requisite holders of Company Common Stock in accordance with applicable provisions of the MGCL and the Company's Articles of Incorporation and Bylaws.

          (b) Governmental Filings and Consents. Except for the filing of the Articles of Merger, all governmental filings required to be made prior to the Effective Time by Nemetschek, Acquisition, and the Company with, and all governmental consents required to be obtained prior to the Effective Time by Nemetschek, Acquisition, and the Company from, governmental regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect on Nemetschek, Acquisition, or the Company or the ability of such parties to consummate the transactions contemplated hereby, and any waiting periods or extensions thereof under the HSR Act shall have expired or been terminated.
          (c) Third-Party Consents. All required authorizations, consents and approvals of any third party (other than a governmental or regulatory authority), the failure of which (either individually or in the aggregate) to obtain would have a Material Adverse Effect on Nemetschek, Acquisition, or the Company or the ability of such parties to consummate the transactions contemplated hereby, shall have been obtained.

          (d) No Injunction or Proceedings. There shall not be in effect any judgment, writ, order (including any temporary restraining order), injunction or decree (collectively, an Order ) of any court or Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to either of (x) Nemetschek and Acquisition, or (y) the Company, each in its reasonable judgment, nor shall there be pending or threatened by any Governmental Authority any suit, action or proceeding seeking to restrain or restrict the consummation of the transactions contemplated hereby or seeking damages in connection therewith, which, in the reasonable judgment of either (x) Nemetschek and Acquisition, or (y) the Company, could have (i) a Material Adverse Effect on (x) Nemetschek or Acquisition, or (y) the Company after the Effective Time, or (ii) a Material Adverse Effect on the ability of (x) Nemetschek or
          Acquisition, or (y) the Company to perform their respective obligations under this Agreement, nor shall there be pending any cause of action or other proceeding commenced by a Governmental Authority of competent jurisdiction seeking the imposition of an Order.

          Section  1.70.  ....Additional  Conditions to Obligation of Nemetschek
          and Acquisition.
          The performance of the obligations of Nemetschek and Acquisition hereunder is subject to the fulfillment at or prior to the Effective Time of the following conditions (all or any of which may be waived in whole or in part by Nemetschek and Acquisition acting by unanimous written consent):

          (a) Representations and Warranties. Each of the representations and warranties of the Company made in this Agreement which are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and the representations and warranties of the Company contained in this
          Agreement  which  are,  by their  terms,  qualified  by a  materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Effective Time as though made on and as of the Effective Time), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

          (b) Compliance with Covenants and Agreements. The Company shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Effective Time.

          (c) Officer's Certificate. Nemetschek shall have received a certificate from the Company, dated as of the Effective Time, executed by the President of the Company, certifying that (i) the Board of Directors thereof has duly adopted resolutions, copies of which shall be attached to such certificate, authorizing and approving the transactions contemplated hereby (A) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (B) authorizing an officer thereof to execute and deliver this Agreement and all ancillary documents, (ii) all of such resolutions are in full force and effect, and (iii) none of such resolutions has been amended or modified. Nemetschek shall also have received a certificate from such officer of the Company certifying that the representations and warranties of such party contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and that the representations and warranties of such party contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Effective Time as though made on and as of the Effective Time), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and that such party has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Effective Time.

          (d) Incumbency Certificate. Nemetschek shall have received a certificate from the Company, signed by its Secretary or Assistant Secretary and dated the Effective Time, certifying as to the person executing this Agreement on behalf of such party that (i)such person is an officer thereof holding the office or offices specified therein, and (ii)the signature of each such person set forth on such certificate is his or her genuine signature.

          (e) Employment Agreements. The individual listed in Schedule 8.02(e) shall have delivered to Nemetschek an Employment Agreement duly executed by such party.
          (f) Material Adverse Change. No event, change or development shall exist or have occurred since August 31, 1999 with regard to the Company, including the filing of any action, claim, suit, cause of action, or litigation commenced by any third party against the Company, that has had or reasonably could be expected to have a Material Adverse Effect on the Company or its Subsidiaries (or on Nemetschek or Acquisition assuming the transactions contemplated hereby were consummated), or on the ability of (x) Nemetschek or Acquisition, or (y) the Company to consummate the transactions contemplated hereby.
          (g) Approvals. The Board of Directors of the Company, at a meeting duly called and held, shall have (A) determined that this Agreement, the Merger and the transactions contemplated hereby are advisable on the terms and conditions set forth herein and in the best interest of the Company and its stockholders, and (B) approved this Agreement, the Merger, and the transactions contemplated hereby and thereby and such action shall not have been withdrawn, modified or revoked in any manner.
          (h) Support Agreement. The individuals listed in Schedule 8.02(h) shall have delivered to Nemetschek the Support Agreement, duly executed by such party.

          (i) Resignations. Nemetschek shall have received the resignation of each of the directors of the Board of Directors of the Company.
          (j) Escrow Agreement. The party listed on Schedule 8.02(k) shall have delivered to Nemetschek the Escrow Agreement, duly executed by such party.
          Section 1.71.  ....Additional Conditions to Obligation of the Company.
          The performance of the obligations of the Company hereunder is subject to the fulfillment at or prior to the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by the Company):

          (a) Representations and Warranties. Each of the representations and warranties of Nemetschek and Acquisition made in this Agreement which are not, by their terms, qualified by a materiality standard, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and the representations and warranties of Nemetschek and Acquisition contained in this Agreement which are, by their terms, qualified by a materiality standard, shall have been true and correct on the date hereof and shall be true and correct on and as of the Effective Time as though made on and as of the Effective Time), except for representations and warranties specifically relating to a time or times other than the date hereof or thereof, which shall be true and correct in all material respects (to the extent they are not, by their terms, qualified by a materiality standard, and shall be true and correct to the extent they are so qualified) at such specified time or times, and except for changes thereto permitted or contemplated by this Agreement.

          (b) Compliance with Covenants and Agreements. Nemetschek and Acquisition shall have performed and complied in all material respects with all terms, covenants, agreements, undertakings, acts, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Effective Time.

          (c) Officer's Certificate. The Company shall have received a certificate from Nemetschek and Acquisition, dated as of the Effective Time, executed by the President or any Vice-President thereof certifying that: (i) the Board of Directors (or comparable governing body) thereof has duly adopted resolutions, copies of which shall be attached to such certificate, (A) approving the terms of this Agreement and any agreement to be delivered in accordance with this Agreement and authorizing the consummation of the transactions contemplated hereby and thereby, and (B) authorizing an officer thereof to execute and deliver this Agreement and all ancillary documents, (ii) all of such resolutions are in full force and effect, and (iii) none of such resolutions has been amended or modified. The Company shall also have received a certificate from such person certifying that the representations and warranties of Nemetschek and Acquisition contained in this Agreement that are not, by their terms, qualified by a materiality standard, were true and correct in all material respects when made and are true and correct in all material respects on and as of the Effective Time as though made on and as of the Effective Time (and that the representations and warranties of such party contained in this Agreement that are, by their terms, qualified by a materiality standard, were true and correct when made and are true and correct on and as of the Effective Time as though made on and as of the Effective Time), except to the extent they relate to a particular date and except for changes permitted or contemplated by this Agreement, and that Nemetschek and Acquisition has complied with or performed in all material respects all terms, covenants, agreements, undertakings, acts, conditions and obligations to be complied with or performed by it on or prior to the Effective Time.
          (d) Incumbency Certificate. The Company shall have received a certificate from Nemetschek and Acquisition, signed by its Secretary or Assistant Secretary (or comparable officers) and dated as of the Effective Time, certifying as to the person executing this Agreement on behalf of such party that (i) such person is an officer thereof holding the office or offices specified therein, and (ii) the signature of each such person set forth on such certificate is his or her genuine signature.
          (e) Employment Agreement. The Company shall have executed and delivered the Employment Agreement and the Escrow Agreement duly executed by such party.
          (f) Purchase Price. Nemetschek and/or Acquisition shall have made arrangements for the payment of the Merger Consideration as contemplated by Section 4.02.


                                   TERMINATION

          Section 1.72.  ....Termination.  This  Agreement may be terminated and the transactions contemplated in this Agreement may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company of this Agreement and the Merger:
(a)      by mutual written consent of Nemetschek, Acquisition, and the Company;

          (b) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if, on the Effective Time, any condition precedent to the obligations of the terminating party set forth in
          Section 8.02 in the case of  Nemetschek  and  Acquisition  and Section
          8.03 in the case of the Company shall not have been satisfied (or waived by the terminating party); provided, however, that no party shall have the right to terminate this Agreement pursuant to this
          Section 9.01(b) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein;

          (c) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if there shall be in effect any permanent injunction or action by any court of competent jurisdiction or other Governmental Authority preventing the consummation of the Merger that shall have become final and nonappealable;

          (d) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if the Effective Time shall not have occurred on or before June 30, 2000 (time is of the essence with respect to such date); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(d) if such party is then in breach of any material representation or warranty contained herein or is in default in any material respect in the observance or in the timely performance of any of its covenants or agreements contained herein;

          (e) by either Nemetschek and Acquisition (acting by unanimous written consent) or the Company if this Agreement and the Merger shall have been voted on by the stockholders of the Company at a meeting duly convened therefor and fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders Meeting as provided under law and the Company's Charter;

          (f) by Nemetschek and Acquisition (acting by unanimous written consent) if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Nemetschek and Acquisition or shall have resolved to do any of the foregoing, or (ii) the Board of Directors of the Company shall have approved and/or recommended to the stockholders of the Company any Acquisition Proposal or be required to do so.
          Section  1.73.  ....Notice.  If any  party  elects to  terminate  this
          Agreement pursuant to an applicable provision of Section 9.01, such party shall give written notice of its election to the other parties hereto at least two Business Days before such termination shall become effective.
          Section 1.74.  ....Effect of  Termination.  Upon  termination  of this
          Agreement pursuant to the terms of Section 9.01, this Agreement shall become void and no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders to the other parties hereto, other than as provided in Section 9.04. Notwithstanding the foregoing, nothing contained in this Agreement shall relieve any party from liability to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, whereupon the non-breaching party or parties will have such rights and remedies as are available to such party at law or in equity.

          Section  1.75.  ....Termination  Fee.  In  the  event  Nemetschek  and
          Acquisition terminates this Agreement pursuant to Section 9.01(f)(i)-(ii), then the Company agrees that it shall pay a fee to Nemetschek of 4.5 Million Dollars, plus an amount, not to exceed 500,000, equal to Nemetschek's and Acquisition's fees and expenses incurred in connection with (or reasonably related to) the transactions contemplated by this Agreement. Such fees and expenses shall be payable in immediately available funds on the second Business Day following the termination of this Agreement. Notwithstanding any other provision of this Agreement, (i) such fees and expenses shall not be paid pursuant to this Section 9.04 if Nemetschek or Acquisition shall have breached in any material respect any of its material representations, warranties, covenants, or agreements contained in this Agreement, and (ii) the payment by the Company of the amounts required to be paid pursuant to this Section 9.04 shall, except in the case of willful breach of this Agreement by the Company, constitute the exclusive remedy for, and full settlement of, any and all liabilities and obligations of the Company for damages under this Agreement.



                               GENERAL PROVISIONS

          Section 1.76.  ....Expenses.  Except as otherwise  expressly  provided herein,  whether  or not  the  transactions  contemplated  hereby  are consummated, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or Persons engaged by it incurred in connection with the preparation, negotiation and execution of this Agreement and the transactions leading up to and contemplated hereby and no other party shall have any liability with respect thereto; provided, however, that the Company shall bear all costs and expenses arising out of or incurred in connection with the preparation, negotiation and execution of the Proxy Statement and the Stockholders Meeting, including all printing, mailing, solicitation, legal, accounting and other fees and expenses incurred with respect thereto. In the event of termination of this Agreement, the obligations of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by another party, subject to Section 9.04.

          Section  1.77.  ....Notices,  Etc. All notices,  requests,  demands or other communications required by or otherwise permitted with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party if delivered by any of the following means of delivery, and shall be deemed to have been duly delivered and received on the date (or the next Business Day if delivery is not made on a Business Day) of personal delivery or facsimile transmission or on the date (or the next Business Day if delivery is not made on a Business
          Day) of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the date (or the next Business Day if delivery is not made on a Business Day) of a stamped receipt, if sent by overnight delivery service, and to the following addresses (or to such other address as any party may request, in the case of Nemetschek and Acquisition notifying the Company, and in the case of the Company notifying Nemetschek or Acquisition.
(a)      If to Nemetschek:

                  Nemetschek AG
                  Riedenburger Strasse 2
                  D-81677 Munich
                  Germany
                  Attn:  Gerhard Weiss
                  Telephone:  011 49 89 92 793-427
                  Facsimile:  011 49 89 92 793-406

                  with a copy to:

                  Brown & Wood llp
                  1666 K Street, N.W.
                  Washington, D.C.   20006-4004
                  Attention:        John K. Hughes
                  Facsimile:        (202) 533-1399

(b)      If to the Company:

                  Diehl Graphsoft, Inc.
                  10270 Old Columbia Road
                  Suite 100
                  Columbia, Maryland  21046
                  Attention:        Richard Diehl
                  Facsimile:        (410) 290-8050

                  with a copy to:

                  Venable, Baetjer and Howard, LLP
                  1800 Mercantile Bank & Trust Building
                  Two Hopkins Plaza
                  Baltimore, Maryland  21201
                  Attention:        Bryson Cook
                  Facsimile:        (410) 244-7742

          Section 1.78.  ....Binding  Effect;  No Assignment.  This Agreement is
          binding upon, shall inure to the benefit of, and be enforceable by, each of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights and/or obligations of any party hereunder may be assigned or delegated to any Person without the prior written consent of the other parties hereto; provided, however, that Nemetschek and Acquisitions may assign the
          Agreement and any respective rights, interests, and obligations hereunder to any Affiliate thereof but any such assignment shall not relieve Nemetschek or Acquisition of their respective obligations hereunder in the event such assignor does not perform such obligations.
          Section 1.79. ....Entire Agreement.  Except as otherwise  specifically provided herein, this Agreement, including the Schedules contained in the Disclosure Statement and any other written agreements by the parties hereto that are expressly contemplated hereby to be entered into, constitutes the entire agreement and understanding among the parties with regard to the subject matter hereof and supersedes all prior negotiations, agreements, arrangements, or understandings, written or oral, relating to the matters provided for herein or therein.

          Section  1.80.  ....Remedies  Cumulative;  Specific  Performance.  All
          rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not exclusive, and the exercise or commencement of the exercise of any such remedies by any party hereunder shall not preclude the simultaneous or subsequent exercise of any other such right, power or remedy by such party. The parties acknowledge that money damages would not be adequate remedy for violations of this Agreement and any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof. Section 1.81.
          ....Waiver.  Any party to this  Agreement  may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in any case only to the extent that such obligations, agreements and conditions are intended for its benefit. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom, practice, or course of dealing with the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right at any time to exercise any such or other right, power or remedy or to demand such compliance.
          Section 1.82. ....No  Third-Party  Beneficiaries.  Except as expressly provided in this Agreement, nothing contained herein is intended to or shall confer on any Person other than the parties hereto and their successors and permitted assigns any rights, benefits, remedies, or claims under or by reason of this Agreement.

          Section  1.83.  ....Governing  Law.  This  Agreement  and all disputes hereunder shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Maryland without regard to principles of conflict of laws.
          Section 1.84. ....Section Headings; Interpretation.  Reference in this
          Agreement to a Section, Article, or Schedule, unless otherwise indicated, shall constitute references to a Section or an Article of this Agreement or a Schedule to the Disclosure Statement. The table of contents, section headings and article titles contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words include, includes or including are used in this Agreement, they shall be deemed to be followed by the words without limitation. The words herein, hereinafter, and hereunder, and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties agree that this Agreement is the product of negotiations among sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.
          Section 1.85.  ....Severability.  If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties intentions hereunder.
          Section 1.86. ....Amendment. This Agreement may be amended or modified at any time by written agreement signed by each of the parties hereto; provided, however, that any amendment to this Agreement made subsequent to the adoption by the stockholders of the Company of this Agreement shall not alter or change (i) the amount or kind of consideration to be paid in exchange for all or any of the shares of Company Common Stock, (ii) any term of the Certificate of Incorporation of the Company, or (iii) any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of the Company.
          Section  1.87.  ....Further  Assurances.  Each of the  parties  hereto agrees that, at any time and from time to time after the date hereof, it shall, upon written request from the other party or parties hereto, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be delivered, such further instruments, documents or assurances as such other party or parties reasonably may request for the purpose of carrying with this Agreement.
          Section  1.88.  ....Public  Announcements.  Each of the  parties  will consult with each other party before issuing, and provide such other party the opportunity to review and comment upon, any press release, advertisement or other public announcement with respect to the transactions contemplated by this Agreement and no such party shall issue any press release or news release or make any other public statement prior to such consultation, review, and comment, except as may be required in the written opinion of such party's counsel by applicable law, court process, or the rules of any securities exchange or automatic quotation system in which its securities are traded; provided, however, that even in such circumstance the party required to make such statement shall use reasonable efforts to provide a copy of any such statement to the other party prior to release thereof and afford such party reasonable opportunity to comment thereon.

          Section  1.89.  ....Exhibits  and  Schedules.  The  Exhibits  and  the
          Schedules contained in the Disclosure Statement are being separately delivered by the Company concurrently with the execution of this Agreement and such receipt is being acknowledged by each of the parties to this Agreement. All Exhibits and Schedules referred to in this Agreement are an integral part of and are hereby incorporated into this Agreement by reference.

          Section  1.90.  ....Counterparts.  This  Agreement  may be executed by exchanging facsimile signatures and in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto and this Agreement shall be effective when each of the parties hereto has exchanged executed signature pages with each of the other parties hereto.

          Section 1.91.  ....Non-Survival of Representations and Warranties. The
          representations and warranties contained in Articles V and VI of this Agreement shall not survive the Effective Time, and after the Effective Time, the Company, Acquisition and Nemetschek or their respective officers or directors shall have no further obligation with respect thereto. The covenants and agreements set forth in this Agreement shall survive the Effective Time to the extent set forth therein.
                                                       [Signature Page Follows]




Nemetschek AG
February 18, 2000
Page 51

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                            NEMETSCHEK AKTIENGESELLSHAFT



                                            By:  /S/ GEORG NEMETSCHEK
                                                   Name:  Georg Nemetschek
                                                   Title:  CEO



                                            DGI ACQUISITION CORP.



                                            By:  /S/ GEORG NEMETSCHEK
                                                   Name:  Georg Nemetschek
                                                   Title:  President



                                            DIEHL GRAPHSOFT, INC.



                                            By:  /S/ RICHARD DIEHL
                                                   Name:  Richard Diehl
                                                   Title:  CEO




                                                             Richard Diehl
                                                        10270 Old Columbia Road
                                                               Suite 100
                                                       Columbia, Maryland 21046

                                                           February 18, 2000



Nemetschek AG
Riedenburger Strasse 2
D-81677 Munich
Germany
Attn:    Gerhard Weiss

                  Re:              Support/Voting Agreement

Gentlemen:

          The undersigned understands that Diehl Graphsoft, Inc. (the Company ) and Nemetschek AG and/or an affiliate thereof (in either case, the Acquiror ) are entering into an Agreement and Plan of Merger, dated as of the date hereof (the Merger Agreement ), providing for, among other things, the merger of Acquiror with and into the Company (the Merger ).
          The undersigned is a stockholder of the Company (the Stockholder ) and is entering into this letter agreement to induce the Acquiror to enter into the Merger Agreement and to consummate the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Merger Agreement.
         The Stockholder confirms its agreement with the Acquiror as follows:

          1. The Stockholder represents, warrants and agrees that Schedule A annexed hereto sets forth all the shares of Company Common Stock that the Stockholder and his affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record or beneficial owner of (the Shares ) and that the Stockholder and his affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule A, free and clear of all liens, charges, encumbrances, voting agreements and commitments of any kind, except as disclosed in Schedule A. Except as set forth in Schedule A, neither the Stockholder nor any of his affiliates own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.
          2. The Stockholder agrees that he will not, will not permit any Person controlled by the Stockholder to, and will not permit any of his affiliates to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible therein or any voting rights with respect thereto, other than (i) pursuant to the Merger, or (ii) with the prior written consent of Acquiror; provided, however, that notwithstanding any other provision of this Agreement, the Stockholder is expressly permitted to transfer up to 200,000 shares of Company Common Stock in the aggregate to the individuals listed on Schedule B prior to or concurrent with the Closing; provided, further that concurrently with any such transfer to Messrs. Webster and Flaherty, such parties shall each execute and deliver to Acquiror a Support/Voting Agreement, substantially similar to this Agreement, except that such agreements shall not include the right of Nemetschek to an option for such stock. The Stockholder shall be permitted to (x)vote in favor of any other bona fide written Acquisition Proposal by any other Person that has been recommended by the Company's Board of Directors as contemplated by Section 7.09 of the Merger Agreement, if and only to the extent that, (i) the Companys stockholders meeting with respect to the Merger Agreement shall not have occurred, and (ii) the Company's Board of Directors concludes in good faith (following receipt of the advice of its financial advisor and outside counsel) that (A) such acquisition proposal constitutes a Superior Proposal, and (B) the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (y)subject to the option granted in Paragraph 5 of this letter agreement, sell the Shares in connection with such Acquisition Proposal that constitutes a Superior Proposal.
          3. The Stockholder agrees to, will cause any Person controlled by the Stockholder to, and will cause his affiliates to, cooperate fully with Acquiror in connection with the Merger Agreement and the transactions contemplated thereby. The Stockholder agrees that he will not, will not permit any Person controlled by the Stockholder to, and will not permit any of his affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives), solicit any inquiries or the making of any proposal with respect to, or negotiate with any other Person with respect to, any Acquisition Proposal with any Person other than Acquiror (a Competing Transaction ); provided, however, that nothing herein shall prevent the Stockholder from taking any action or omitting to take any action (i) solely as a member of the Board of Directors of the Company required so as not to violate such Stockholder's fiduciary obligations as a director as so advised by outside counsel in writing, or (ii) as directed by the Board of Directors of the Company so long as such direction is not made in violation of any of the terms of the Merger Agreement or any other provision of this letter agreement.
          4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder or his affiliates, or over which the Stockholder or any of his affiliates has voting power or control, directly or indirectly (including any common shares of the Company acquired after the date hereof), at the record date for any meeting of stockholders of the Company called to consider and vote to approve the Merger and the Merger Agreement and/or the transactions contemplated thereby will be voted by the Stockholder or his affiliates in favor thereof except as otherwise permitted by the final sentence of Paragraph 2.
          5. (a) Subject to the terms of this Section 5, the Stockholder hereby grants to Nemetschek an irrevocable option (the Option ) to purchase, in whole but not in part, at the election of Nemetschek, such number of the Stockholder's Shares such that after such exercise, Nemetschek would own not less than 30% of the outstanding common stock of the Company. The purchase price for such shares (the Purchase Price ) shall be paid in cash, with each Share being deemed to have a value equal to the greater of the Merger Consideration (as defined in the Merger Agreement) or the average trading price of the Company Common Stock during the five day period immediately prior to the exercise of the Option, which average shall be reduced by 50% of the difference between the value of the Merger Consideration and such average trading price. (b) Subject to the terms and conditions of this Agreement, if Nemetschek elects to exercise the Option in accordance with Section 5(a) hereof, the Stockholder will, at the closing (as defined in
          Section 5(c)), sell, transfer, assign and deliver the Stockholder's Shares to Nemetschek, and Nemetschek will acquire, accept, purchase and pay for the Stockholder's Shares.
          (c) The Option may only be exercised by Nemetschek, in whole but not in part, following the occurrence of a Purchase Event (as defined below); provided, however, that the Option shall terminate upon the earlier of (i) the Effective Time, (ii) termination of the Merger Agreement in accordance with its terms (other than upon or during the continuance of a Purchase Event), and (iii) three months following any termination of the Merger Agreement upon or during the continuance of a Purchase Event (or, if, at the expiration of such three month period the Option cannot be exercised by reason of any applicable judgment, decree or order, 20 Business Days after such impediment to exercise shall have been removed or shall become final and not subject to appeal) at which time all rights and obligations under this Agreement shall terminate. The term Purchase Event shall mean any of the following events or transactions occurring after the date hereof: (i) the Company shall have entered into an agreement to engage in an
          Acquisition Proposal; or (ii) the Merger Agreement shall have been terminated by Nemetschek or the Company under circumstances that would entitle Nemetschek to termination fees under the Merger Agreement. In the event Nemetschek wishes to exercise the Option, Nemetschek shall send a written notice (a Closing Notice ) to the Stockholder specifying a place and time (the Closing Date ) between one and ten Business Days inclusive from the date of the Closing Notice for the closing of such purchase (the Closing ).
          (d) Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and covenants of the Stockholder contained herein and in full payment for the Shares, at the Closing, Nemetschek will deliver, or cause to be delivered, to the Stockholder, the Purchase Price to be paid pursuant to Section 5(a). At the Closing, the Stockholder will deliver, or cause to be delivered, to Nemetschek certificates representing such Stockholder's Shares duly endorsed to Nemetschek or accompanied by stock powers duly executed by the Stockholder in blank, together with any necessary stock transfer stamps properly affixed.
          (e) In the event of any change in the Company Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, (i) the number and kind of Shares subject to this Section 5 of this Agreement and the purchase price per Share pursuant to the Option shall be appropriately adjusted to reflect changes made in the Company Common Stock so that Nemetschek shall receive, upon exercise of the Option and payment of the Purchase Price, the number and class of shares that Nemetschek would have received in respect of the Shares if the Option had been exercised and the Shares had been issued to Nemetschek immediately prior to such event or the record date therefor, as applicable, and (ii) the term Shares shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged and such dividends, distributions and shares, as the case may be, shall be paid to Nemetschek at the Closing or promptly following the receipt of such dividend or distribution, if the Closing theretofore shall have occurred.
          6. The Stockholder has all necessary power and authority to enter into this letter agreement. This letter agreement is the legal, valid and binding agreement of the Stockholder and is enforceable against the Stockholder in accordance with its terms.
          7. The Stockholder agrees that money damages would be an inadequate remedy for the breach by Stockholder of any term or condition of this letter agreement and that Acquiror shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements set forth herein. This letter agreement will be governed by and constructed in accordance with Maryland law.

                                                       [SIGNATURE PAGE FOLLOWS]

          This letter agreement may be executed by facsimile signature and in counterparts and may be terminated by Acquiror at any time. Please confirm that the foregoing correctly states the understanding between us by signing and returning a counterpart hereof.

                                                     Sincerely,

                                                     RICHARD DIEHL


                                                     By:  /S/ RICHARD DIEHL
                                                            Name:  Richard Diehl

Confirmed as of the date
first above written:

NEMETSCHEK AG

By:  /S/ GEORG NEMETSCHEK
      Name:  Georg Nemetschek
      Title:     CEO




                                                             Schedule A


Name                                                            Number of Shares

Richard Diehl                                                       1,933,055










                                                              Schedule B


Name                                                            Number of Shares

Donald Webster                                                       70,000
Sean Flaherty                                                        70,000
Other Diehl Graphsoft, Inc. Employees                                60,000







                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                             (a) February 18, 2000




                              Diehl Graphsoft, Inc.
             (Exact name of registrant as specified in its charter)


                    Maryland            0-24318 52-1407016
                    (State or other (Commission (IRS Employer
                jurisdiction of File Number) Identification No.)
                                 incorporation)


                10270 Old Columbia Road, Columbia, Maryland 21046

               (Address of principal executive office) (Zip Code)


        Registrant's telephone number, including area code: 410-290-5114

                             ITEM 5. OTHER EVENTS


          Diehl Graphsoft, Inc., a Maryland corporation ( Diehl Graphsoft ), Nemetschek Aktiengesellshaft, a German corporation ( Nemetschek ), and DGI Acquisition Corp., a Maryland corporation and wholly owned subsidiary of Nemetschek ( MergerSub ), have entered into an Agreement and Plan of Merger, dated as of February 18, 2000 (the Merger
          Agreement ). The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.
          The Merger Agreement provides, among other things, for the merger of MergerSub with and into Diehl Graphsoft (the Merger ), whereupon Diehl Graphsoft will become a wholly-owned subsidiary of Nemetschek. In the Merger, each share of common stock, par value 0.01 per share, of Diehl Graphsoft that is issued and outstanding prior to the effective time of the Merger (other than certain shares specified in the Merger Agreement) shall be converted into the right to receive, without interest, an amount in cash equal to 9.50.

          The Merger is subject to various closing conditions, including, without limitation, the approval and adoption of the Merger Agreement and the Merger by Diehl Graphsoft's stockholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the execution of an employment agreement by Richard Diehl, the current Chairman and Chief Executive Officer of Diehl Graphsoft, pursuant to which he will be Chief Executive Officer of the surviving entity, and the deposit of 2 million into escrow by Mr. Diehl to secure his performance under the employment agreement. Mr. Diehl has entered into a Support/Voting Agreement, dated February 18, 2000, with Nemetschek pursuant to which he has agreed (i) to support the Merger and (ii) to grant Nemetschek an option to purchase up to 30% of the outstanding shares of common stock of Diehl Graphsoft held by him under certain circumstances. The description of the Support/Voting Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of such agreement, which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

TEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

          Exhibit 2.1 Agreement and Plan of Merger, dated as of February 18, 2000, by and among Diehl Graphsoft, Inc., Nemetschek Aktiengesellshaft and DGI Acquisition Corp.

Exhibit 99.1     Press Release of Diehl Graphsoft, Inc. dated February 18, 2000.

Exhibit 99.2 Support Agreement, dated as of February 18, 2000, by and among Richard Diehl and Nemetschek Aktiengesellshaft

                                                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       DIEHL GRAPHSOFT, INC.


Date:  February 22, 2000                             By:/S/ RICHARD DIEHL
                                                                  Richard Diehl
                                                                  President

BA3DOCS1\0136797.01





Section 1.92.     EXHIBIT 99.1

          For further information contact Barton Greer, 410-290-5114, X657; barton@diehlgraphsoft.com
          Section 1.93. Diehl Graphsoft Acquired by Nemetschek AG for 30 Million Deal establishes US presence for European software giant

          Columbia, MD, February 22, 2000 Representatives of computer aided design (CAD) software developer, Diehl Graphsoft, Inc. (Nasdaq DIEG), today announced that it has been acquired by IT/AEC software development firm, Nemetschek AG, for 9.50 per share in cash in a deal valued at approximately 30 Million. Under terms of the agreement, Diehl Graphsoft will operate as a wholly-owned subsidiary of the publicly held, Munich, Germany based firm.

          The move positions Diehl Graphsoft as Nemetschek AGs sole US subsidiary, joining the Nemetscheks network of more than 40 branches and subsidiaries throughout Europe, including: Germany, Austria, Switzerland, Italy, France, Spain, Bulgaria, Croatia, Poland, Russia, Slovak Republic, Hungary, and Czech Republic. In keeping with its stated objectives of superior earnings growth and rapid expansion into international markets, Nemetschek AG integrated or acquired seven enterprises before its initial public offering (IPO) in March 1999, and has acquired eight additional enterprises since that time.

          We have a very clear acquisition strategy, which is based on two principles. We only acquire very successful companies which have proved to be the best players in their segment of the market, explained Nemetschek Chairman, Prof. Georg Nemetschek. We integrate their first-rate products into our existing product portfolio, thus creating a unique range of products on the market. At the same time the new associate and subsidiary companies contribute with their sales and earnings, he added. Diehl Graphsoft officials say they plan to utilize their existing distribution channels to market some Nemetschek products, although Nemetscheks high-end CAD offering, ALLPLAN, and Diehl Graphsofts mid-range CAD product, VectorWorks, will not be consolidated and will continue to be marketed through separate channels.
          Diehl Graphsoft founder and CEO, Richard Diehl, says the most immediate impact of the merger will be the availability of Nemetschek AG products via Diehl Graphsofts international distribution channels. This acquisition allows both firms to maximize the synergies each brings to the computer aided design and systems integration markets. We will all benefit from sharing our technologies and advancing the bar via new product development across several target markets, offered Diehl. We are very pleased with this outcome and are excited about the promise this merger holds, he added.
          Diehl Graphsofts consistently strong sales and its consistent advances in CAD technology make it a valuable asset in our strategy for expanding our international reach, he said. This acquisition allows us to immediately establish a strong presence in the US AEC CAD software market and further expand our international market position, Prof. Nemetschek concluded.
          Diehl Graphsoft representatives report that the acquisition will not affect its announced strategy of expanding its product line and developing new, market specific add-ons. The first new product developed under this strategy, VectorWorks ARCHITECT, was released at the MacWorld Expo in January. Early sales figures indicate that the product has been very well received by the architectural CAD market says Diehl.

          Nemetschek AG, founded as a consulting firm in 1963 by civil engineer, Professor Georg Nemetschek, is one of the largest architectural software vendors in the world, with annual revenues exceeding US 120 million (245 million DEM). Nemetschek is one of the worlds largest full-solution vendors of information and communications technology for the design, construction and management of buildings and real estate. Its flagship product, ALLPLAN, is an AEC CAD market leader in Germany and Europe. Headquartered in Columbia, Maryland, Diehl Graphsoft has been publicly traded since 1995 and is a leading international developer of CAD software and has designed CAD software for the personal computer since 1985. Its flagship product, MiniCAD VectorWorks, is the best-selling CAD software on the Macintosh platform and has a growing presence in the Windows market. It is the most popular CAD software in Japan according to independent nationwide surveys conducted by Kenchiku-Chishiki, a leading architecture publication there. VectorWorks is used by design professionals in more than 80 countries and is marketed in more than 14 languages. The Nemetschek group's software solutions are used in more than 70,000 companies, in 53 countries and are marketed in 13 languages. In connection with the Private Securities Litigation Reform Act of 1995(the Litigation Reform Act ), the Company is hereby disclosing certain cautionary information to be used in connection with written materials (including this press release) and oral statements made by or on behalf of its employees and representatives that may contain forward looking statements within the meaning of the Litigation Reform Act. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as may, expect, anticipate, estimate or continue or the negative thereof or other variations thereon or comparable terminology. The listener or reader is cautioned that all forward looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements including those risks reported in the Company's Annual Report on Form 10KSB for the fiscal year ended May 31, 1999 and in other reports, documents and statements distributed by the Company. The reader or listener is cautioned that the Company does not have a policy of updating or revising forward looking statements and thus he or she should not assume that silence by management over time means that actual events are bearing out as estimated in such forward looking statements.

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